Transamerica Occidental                       POLICY FORM TRACC-VUL gpt
Life Insurance Company                        Individual Life Insurance
4333 Edgewood Road N.E.
Cedar Rapids, Iowa  52499


INSURED                          POLICY NUMBER

FACE AMOUNT                      DATE OF ISSUE


Transamerica Occidental Life Insurance Company will pay the death benefit to the beneficiary if the insured dies while this policy is in force. All payments are subject to the provisions of this policy. Signed for the Company at Cedar Rapids, Iowa, on the date of issue.


              Executive Vice President, General Counsel           President
                       And Corporate Secretary



Right to Examine and Return Policy Within 10 Days -- At any time within 10 days after you receive this policy, you may return it to us or the agent through whom you bought it. We will cancel the policy and void it from the beginning. We will refund to you: (1) the difference between any premiums paid, including fees or other charges, and the amounts allocated to the separate account; plus (2) the value of the amounts in the separate account on the date this policy is received at our administrative office; plus (3) any fees or other charges imposed on amounts in the separate account.

                        Variable Universal Life Insurance
                            Flexible Premiums Payable
                        During Life of Insured up to the
                       Policy Anniversary Nearest Age 100
                      Subject to the Limitations Described
                            in the Premiums Provision

                    Death Benefit Payable at Death of Insured

                     Nonparticipating - No Annual Dividends.
--------------------------------------------------------------------------------

         You may elect to allocate your net premiums to the separate account and/or the fixed account. The value in the separate account may increase or decrease depending on investment results. Please see the Separate Account provision for more details. The value in the fixed account will earn interest at a rate not less than the guaranteed minimum interest rate shown in the Policy Data. The amount of the death benefit may be variable or fixed. The length of time this policy will remain in force will be variable. Please see the Death Benefit and Accumulation Values provisions for more details.
--------------------------------------------------------------------------------

1-14411102
     PAGE 1
                        This policy is a legal contract between you, the owner of this policy, and Transamerica Occidental Life Insurance Company.

                           READ YOUR POLICY CAREFULLY

                                 POLICY SUMMARY

         We will pay the death benefit to the beneficiary if the insured dies while the policy is in force. After you pay the minimum initial premium, you may vary the frequency and amount of premiums you pay, within certain limits, as described in the Premiums provision. Generally, you may pay premiums as long as the insured is living, up to the policy anniversary nearest age 100.

         Additional benefits, if any, are provided by rider.

         This is only a brief description. The insurance is fully described in the various provisions of the policy.

                           GUIDE TO POLICY PROVISIONS

                                                      Page                                                             Page
Accumulation Values..................................18,19       Nonforfeiture Option.......................................25

Application Copy..................................after 34       Option to Change the Face Amount........................25-27

Beneficiary's Rights..................................9,10       Ownership and Beneficiary Provisions.....................9,10

Cash Value...........................................22-25       Payment of Cash Value and Loans............................29

Change of Beneficiary...................................10       Payment of Death Benefit................................10,11

Death Benefit........................................10,11       Policy Data...............................................2-5

Death Benefit Factors...................................34       Policy Loans............................................22,23

Definitions............................................6-9       Policy Statements and Illustrations........................29

Fixed Account........................................17,18       Postponement of Transfers..................................29

Grace Period............................................14       Premium Allocation......................................15,16

Guaranteed Exchange Option...........................27-29       Premiums................................................12-14

Guaranteed Maximum Monthly ..............................3       Reinstatement...........................................14,15
   Deduction Rates

No Lapse Guarantee......................................12       Riders...............................................after 34

Misstatement of Age.....................................30       Separate Account........................................16,17

Monthly Deductions...................................20-21       Transfers...............................................19,20










1-14411102                                                PAGE 1A
                               P O L I C Y D A T A



  LOAN INTEREST RATE    8.00% IN ARREARS         FEB 01, 2002    POLICY DATE

         BASE POLICY                                             DEATH BENEFIT
         FACE AMOUNT    $100,000                     OPTION 1    OPTION

SUPPLEMENTAL COVERAGE                                SPECIMEN    POLICY NUMBER
   RIDER FACE AMOUNT    $  50,000
                                                 FEB 01, 2002    DATE OF ISSUE

   REALLOCATION DATE    FEB 22, 2002      PREFERRED NONSMOKER    CLASS OF RISK

             INSURED    JOHN DOE                           35    AGE OF INSURED

               OWNER    JOHN DOE

- - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - -


MINIMUM INITIAL PREMIUM:                                      $110.76
PLANNED PERIODIC PREMIUM:                                     $567.00 ANNUAL

GUIDELINE SINGLE PREMIUM:                                     $24,212.00
GUIDELINE LEVEL PREMIUM:                                      $  2,124.00

MONTHLY NO-LAPSE PREMIUM:                                     $55.38
NO-LAPSE PERIOD:                                        FIRST 120 POLICY MONTHS

TARGET AMOUNT PER YEAR FOR BASE POLICY:     $900.00

GUARANTEED MAXIMUM MONTHLY POLICY FEE:                    POLICY YEAR 1:  $6.00
                                                       POLICY YEARS 2+:  $10.00

GUARANTEED MAXIMUM ADMINISTRATIVE CHARGE FOR BASE POLICY:
     POLICY YEARS 1-10:          7.6% of premiums up to target amount EACH YEAR
                                 3.6% of premiums in excess of target amount
                                                EACH YEAR
     POLICY YEARS 11+:           3.6% of premiums

GUARANTEED MAXIMUM ANNUAL MORTALITY AND EXPENSE RISK CHARGE:
     POLICY YEARS 1-10:          0.65% OF SUB-ACCOUNT ACCUMULATION VALUES
     POLICY YEARS 11-20:         0.40% OF SUB-ACCOUNT ACCUMULATION VALUES
     POLICY YEARS 21+:           0.25% OF SUB-ACCOUNT ACCUMULATION VALUES

GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER $1,000 FOR BASE POLICY:
     POLICY YEAR 1:  $0.3675
     POLICY YEARS 2-5:  $0.1255
     POLICY YEARS 6+:  $0.1255

MONTHLY DEATH BENEFIT DISCOUNT FACTOR:                        0.99754

GUARANTEED MINIMUM INTEREST RATE (FOR THE FIXED
ACCOUNT, NOT INCLUDING THE LOAN ACCOUNT):                     3%

NOTE: THIS POLICY MAY TERMINATE IF THE CASH VALUE MINUS ANY POLICY DEBT IS LESS
 THAN THE MONTHLY DEDUCTIONS DUE.










1-14411102
PAGE 2
                    P O L I C Y D A T A ( C O N T I N U E D )

         TABLE OF GUARANTEED MAXIMUM MONTHLY DEDUCTION RATES PER $1,000
                                FOR BASE POLICY *

        POLICY            POLICY                  POLICY              POLICY                  POLICY              POLICY
         YEAR            EXCLUDING                 YEAR              EXCLUDING                 YEAR              EXCLUDING
                          RIDERS                                      RIDERS                                      RIDERS

           1              0.0200                    31                 2.1480                   61               33.9311
           2              0.1869                    32                 2.3565                   62               41.2794
           3              0.2003                    33                 2.5794                   63               56.0399
           4              0.2153                    34                 2.8167                   64               83.3333
           5              0.2329                    35                 3.0747                   65               83.3333
           6              0.2521                    36                 3.3650                   66                 0.0000
           7              0.2747                    37                 3.6956
           8              0.2972                    38                 4.0768
           9              0.3232                    39                 4.5165
          10              0.3500                    40                 5.0085
          11              0.3801                    41                 5.5439
          12              0.4111                    42                 6.1137
          13              0.4446                    43                 6.7104
          14              0.4798                    44                 7.3292
          15              0.5192                    45                 7.9872
          16              0.5612                    46                 8.7104
          17              0.6108                    47                 9.5206
          18              0.6662                    48               10.4470
          19              0.7293                    49               11.5043
          20              0.8008                    50               12.6724
          21              0.8775                    51               13.9291
          22              0.9610                    52               15.2509
          23              1.0479                    53               16.6286
          24              1.1409                    54               18.0583
          25              1.2408                    55               19.5467
          26              1.3518                    56               21.1142
          27              1.4757                    57               22.7952
          28              1.6160                    58               24.6568
          29              1.7753                    59               26.8205
          30              1.9529                    60               29.6678
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- -

*    ____ TO FIND THE AMOUNT OF MONTHLY DEDUCTION FOR THE BASE POLICY DURING
     EACH POLICY YEAR, SEE THE MONTHLY DEDUCTIONS SECTION. A MONTHLY POLICY FEE
     OF $6.00 WILL BE INCLUDED IN EACH MONTHLY DEDUCTION FOR THE BASE POLICY FOR
     THE FIRST POLICY YEAR. IN SUBSEQUENT POLICY YEARS, THE MONTHLY POLICY FEE
     WILL NOT EXCEED $10.00. A MONTHLY EXPENSE CHARGE PER $1,000 FOR THE BASE
     POLICY AND A MONTHLY MORTALITY AND EXPENSE RISK CHARGE FOR THE BASE POLICY
     WILL ALSO BE INCLUDED IN EACH MONTHLY DEDUCTION FOR THE BASE POLICY. THE
     GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER $1,000 FOR THE BASE POLICY
     AND THE GUARANTEED MAXIMUM MONTHLY MORTALITY AND EXPENSE RISK CHARGE FOR
     THE BASE POLICY ARE SHOWN ON POLICY DATA PAGE 2.

















1-14411102
PAGE 3




                                      P O L I C Y D A T A (C O N T I N U E D)

                                   TABLE OF SURRENDER PENALTY FACTORS PER $1,000
                           OF BASE POLICY FACE AMOUNT

                                              POLICY                SURRENDER
                                               YEAR                  PENALTY
                                                                      FACTOR

                                                  1                   23.20
                                                  2                   22.90
                                                  3                   22.60
                                                  4                   22.20
                                                  5                   21.90
                                                  6                   21.50
                                                  7                   21.20
                                                  8                   20.80
                                                  9                   16.60
                                                10                    12.40
                                                11                      8.30
                                                12                      4.10
                                                 13+                    0.00

TO CALCULATE THE FULL SURRENDER PENALTY FOR THE BASE POLICY, FIND THE FACTOR FOR
THE CURRENT POLICY YEAR. MULTIPLY THIS FACTOR BY THE NUMBER OF THOUSANDS OF FACE
AMOUNT OF THE BASE POLICY.













1-14411102
PAGE 4
                                     P O L I C Y D A T A ( C O N T I N U E D )

                               ADDITIONAL BENEFITS

The charge for any additional benefits which are provided by rider is shown below. Only a brief description is given. The complete provisions are included in the rider.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- -

rider number      Additional benefit                                                    annual premium

1-073 11-102               Supplemental adjustable life insurance rider         See below
                           insured under rider:  john doe
                           issue age of insured under rider:  35
                           rider face amount:  $50,000
                           Class of risk:  preferred NONSMOKER
                           rider issue date:  feb 01, 2002
                           rider date:  feb 01, 2002
                           TARGET AMOUNT PER YEAR FOR RIDER:  $450.00

                          TABLE OF GUARANTEED MAXIMUM MONTHLY DEDUCTION RATES PER $1,000
                                   FOR RIDER *

        RIDER              RATE                    RIDER               RATE                    RIDER               RATE
         YEAR                                      YEAR                                        YEAR

           1              0.0200                    31                 2.1480                   61               33.9311
           2              0.1869                    32                 2.3565                   62               41.2794
           3              0.2003                    33                 2.5794                   63               56.0399
           4              0.2153                    34                 2.8167                   64               83.3333
           5              0.2329                    35                 3.0747                   65               83.3333
           6              0.2521                    36                 3.3650                   66                 0.0000
           7              0.2747                    37                 3.6956
           8              0.2972                    38                 4.0768
           9              0.3232                    39                 4.5165
          10              0.3500                    40                 5.0085
          11              0.3801                    41                 5.5439
          12              0.4111                    42                 6.1137
          13              0.4446                    43                 6.7104
          14              0.4798                    44                 7.3292
          15              0.5192                    45                 7.9872
          16              0.5612                    46                 8.7104
          17              0.6108                    47                 9.5206
          18              0.6662                    48               10.4470
          19              0.7293                    49               11.5043
          20              0.8008                    50               12.6724
          21              0.8775                    51               13.9291
          22              0.9610                    52               15.2509
          23              1.0479                    53               16.6286
          24              1.1409                    54               18.0583
          25              1.2408                    55               19.5467
          26              1.3518                    56               21.1142
          27              1.4757                    57               22.7952
          28              1.6160                    58               24.6568
          29              1.7753                    59               26.8205
          30              1.9529                    60               29.6678
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- -








1-14411102
PAGE 4A
                                     P O L I C Y D A T A ( C O N T I N U E D )

*    ____ TO FIND THE AMOUNT OF MONTHLY DEDUCTION FOR THE RIDER DURING EACH
     RIDER YEAR, SEE THE RIDER MONTHLY DEDUCTIONS SECTION. A MONTHLY EXPENSE
     CHARGE PER $1,000 FOR THE RIDER WILL BE INCLUDED IN EACH MONTHLY DEDUCTION
     FOR THE RIDER. THE GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER $1,000 FOR
     THE RIDER IS SHOWN BELOW.

GUARANTEED MAXIMUM MONTHLY EXPENSE CHARGE PER $1,000 FOR THE RIDER:
     RIDER YEAR 1:             $0.3708
     RIDER YEARS 2-5:          $0.1233
     RIDER YEARS 6+:           $0.1233

GUARANTEED MAXIMUM ADMINISTRATIVE CHARGE FOR RIDER:
     RIDER YEARS 1-10:         8.6% of premiums up to target amount EACH YEAR
                               3.6% of premiums in excess of target amount EACH YEAR
     RIDER YEARS 11+:          3.6% of premiums


                                   TABLE OF SURRENDER PENALTY FACTORS PER $1,000
                              OF RIDER FACE AMOUNT

                                               RIDER                SURRENDER
                                               YEAR                  PENALTY
                                                                      FACTOR

                                                  1                   23.20
                                                  2                   22.80
                                                  3                   22.50
                                                  4                   22.20
                                                  5                   21.80
                                                  6                   21.50
                                                  7                   21.10
                                                  8                   20.80
                                                  9                   20.40
                                                10                    20.00
                                                11                    19.60
                                                12                    19.20
                                                13                    15.30
                                                14                    11.50
                                                15                      7.60
                                                16                      3.80
                                                 17+                    0.00

TO CALCULATE THE FULL SURRENDER PENALTY FOR THE RIDER, FIND THE FACTOR FOR THE
CURRENT RIDER YEAR. MULTIPLY THIS FACTOR BY THE NUMBER OF THOUSANDS OF FACE
AMOUNT OF THE SUPPLEMENTAL COVERAGE UNDER THE RIDER.




















1-14411102
PAGE 4B
                                     P O L I C Y D A T A ( C O N T I N U E D )

                               ADDITIONAL BENEFITS

The charge for any additional benefits which are provided by rider is shown below. Only a brief description is given. The complete provisions are included in the rider.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- -

rider number      Additional benefit                                                    annual premium

1-072 11-102               EXTENDED NO-LAPSE GUARANTEE RIDER                    See below
                           insured under rider:  john doe
                           issue age of insured under rider:  35
                           face amount OF THE POLICY:  $150,000
                           Class of risk:  preferred NONSMOKER
                           rider issue date:  feb 01, 2002
                           rider date:  feb 01, 2002

GUARANTEED MAXIMUM MONTHLY DEDUCTION RATE
PER $1,000 OF FACE AMOUNT OF THE POLICY:  $0.06

MONTHLY EXTENDED NO-LAPSE PREMIUM:                            $167.50
EXTENDED NO-LAPSE PERIOD:                                     TO THE POLICY ANNIVERSARY NEAREST AGE 100

THE ANNUAL PREMIUM FOR THIS RIDER IS EQUAL TO TWELVE TIMES THE EXTENDED NO-LAPSE
MONTHLY PREMIUM.

This rider provides an extended no-lapse guarantee. It may extend the length of NO-LAPSE guarantee in the policy, but IT does not provide a higher amount of coverage. If you pay the monthly extended no-lapse premium each month during the extended no-lapse period, thE rider will prevent the policy from going into default due to the monthly deductions exceeding the net cash value on a monthly policy date. the monthly extended no-lapse premiums will be adjusted for partial withdrawals, policy debt and premium refunds. The extended no-lapse guarantee will not prevent the policy from going into default because the policy debt exceeds the accumulation value as described in the Default provision of the policy.

































1-14411102
PAGE 4C




                                           E N D O F P O L I C Y D A T A







                                   DEFINITIONS

In this policy:

   We, our or us means Transamerica Occidental Life Insurance Company.

   You and your means the owner of this policy.

   Accumulation Value of the policy means the sum of the accumulation value of the base policy and the accumulation value of each layer.

Administrative Office means Transamerica Occidental Life Insurance Company, [Box 417002, Attention: VUL Administration Unit, K-26, Kansas City, Missouri 64141-7002]. This address is for regular mail. Our address for express delivery is Transamerica Occidental Life Insurance Company, [1100 Walnut Street, Suite 2300, Attention: VUL Administration Unit, K-26, Kansas City, Missouri 64106-2152].

   Age means the insured's age on his or her nearest birthday.

   Age at Issue is the insured's age on the policy date for the base policy, and on the layer date for a layer.

   The Base Policy is this policy excluding any layers, riders and rider layers.

   The Base Policy Total Amount is the sum of: (1) the face amount of the base policy; plus (2) the face amount of a supplemental coverage rider issued at the same time as the base policy. These face amounts are shown in the Policy Data.

   Basic Coverage is insurance provided on the insured under the base policy and any layers excluding any riders.

   The Beneficiary is the person you designate to receive the death benefit under this policy.

   Cash Value of the base policy or a layer means its accumulation value, less any surrender penalty that would be assessed on a full surrender of the policy. The policy's cash value is the policy's accumulation value, less the surrender penalties that would be assessed on a full surrender of the policy.

   Coverage Segment is each separate portion of coverage under this policy. Each of the following is a coverage segment: (1) the base policy; (2) each layer;
   (3) a supplemental coverage rider; and (4) each rider layer under a supplemental coverage rider.

   Delivery Requirement means any requirement that must be completed before this policy can become effective and before this policy may be delivered to you. Examples include any application amendment or additional evidence of insurability that we may require. Except as otherwise provided in the conditional receipt, this policy cannot become effective until after all delivery requirements are satisfied.

   The Designated Individual is the person upon whose life expectancy a settlement option may be based and upon whose life continued payments under a settlement option may depend.

   The Face Amount is used to determine the death benefit. The face amount of the policy is the sum of the base policy total amount plus each layer total amount.

   The Fixed Account is one of the investment options under this policy. The fixed account is part of our general account. The net premiums you allocate to the fixed account and the portion of the accumulation value in the fixed account will earn interest as described in the Fixed Account provision. The total accumulation value in the fixed account is equal to the accumulation value in the fixed account for the base policy and the accumulation value in the fixed account for all layers.

   Free-Look Period means the initial period of time after you first receive this policy during which you have the right to examine and return this policy for a refund. The length of the free-look period and the amount of the refund are described on page 1.


1-14411102
   PAGE 6
   A Gross Premium is 100% of any premium you pay.

   Home Office means Transamerica Occidental Life Insurance Company, 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499. If you have any questions regarding this policy, please send them to our administrative office.

   Investment Option means the fixed account or any sub-account of the separate account.

   Lapse means termination of the policy at the end of the grace period.

   A Layer is basic coverage provided by an increase in the face amount of this policy.

   A Layer Date is the effective date of a layer. We will use the layer date to determine the layer anniversaries and layer years.

   The Layer Total Amount for each layer is the sum of: (1) the face amount of basic coverage under a layer; plus (2) the face amount of supplemental coverage under a supplemental coverage rider or rider layer issued at the same time as the layer. These amounts will be shown on new policy data pages that we will issue.

   The Loan Account is part of the fixed account. The loan account includes outstanding loans. The loan account of the policy is equal to the sum of the loan account for the base policy and the loan account for each layer. The loan account is not an investment option.

   The Maximum Loan Amount is the largest amount you may borrow under the Policy Loans provision. There is a maximum loan amount for the base policy and for each layer.

   A Monthly Deduction is the set of charges we deduct from the accumulation value of the policy on the policy date and on each succeeding monthly policy date. Monthly deductions cease on the policy anniversary nearest age 100.

   Monthly No-Lapse Premium is the minimum amount of premium that you must pay for the policy each month during the no-lapse period to prevent the policy from going into default if the monthly deductions exceed the net cash value on any monthly policy date during the no-lapse period. The initial amount of the monthly no-lapse premium is shown in the Policy Data. This amount will be adjusted for partial withdrawals, policy debt and premium refunds. You may pay all or any part of this premium in advance, subject to the Premium Limitations provision.

   Net Asset Value is the per share value of a portfolio as calculated by the portfolio and reported to us.

   The Net Amount at Risk is the difference between: (1) the death benefit multiplied by the monthly death benefit discount factor; and (2) the accumulation value. For purposes of determining the monthly deduction, the net amount at risk is determined separately for the base policy total amount and each layer total amount, based on the portion of the death benefit attributable to each.

   The Net Cash Value of the policy is the cash value of the policy less any policy debt. The net cash value of the base policy or a layer is its cash value, less any policy debt allocated to the base policy or layer.

   A Net Premium is any gross premium minus an administrative charge. The guaranteed maximum administrative charges are shown in the Policy Data.

   No-Lapse Period is the total number of months during which timely payment of the monthly no-lapse premium will prevent the policy from going into default. This period is shown in the Policy Data. This period begins on the policy date.

   A Partial Withdrawal is the sum of: (1) a partial surrender in excess of the surrender penalty free withdrawal amount, plus the amount of surrender penalties, if any, associated with such partial surrender; plus (2) the portion, if any, of the partial surrender which is a surrender penalty free withdrawal amount.





1-14411102
   PAGE 7
   The Payee is the person who has the right to receive payments under a settlement option. If you surrender this policy, you are the payee under any settlement option you elect. After the insured's death, the beneficiary is the payee under the settlement option you elect.

   The Policy Date shown in the Policy Data is the effective date of coverage. We will use the policy date to determine the monthly policy dates, policy anniversaries and policy years.

   Policy Debt is the sum of all outstanding policy loans plus accrued loan interest.

   The Policy Fee is part of the monthly deduction. The guaranteed maximum policy fee is shown in the Policy Data.

   A Policy Loan is indebtedness to us for a loan secured by this policy.

   A Portfolio is a mutual fund investment or other investment pool held in a sub-account.

   Pro-Rata means a proportionate allocation among investment options. For the base policy, a pro-rata allocation is equal to the portion of the accumulation value in the base policy in an investment option divided by the total accumulation value of the base policy (excluding the portion of the accumulation value in the loan account). For a layer, a pro-rata allocation is equal to the portion of the accumulation value in the layer in an investment option divided by the total accumulation value of the layer (excluding the portion of the accumulation value in the loan account). Any fees, charges, reductions or deductions from the accumulation value will be allocated on a pro-rata basis, unless you choose the investment options to which you want to allocate these amounts pursuant to procedures we establish.

   Reallocation Date is the date when net premiums initially allocated to the money market sub-account (plus any earnings on those net premiums) are transferred to one or more other sub-accounts of the separate account in accordance with the premium allocation election then in effect. The reallocation date is shown in the Policy Data.

   Reinstate means to restore coverage after the policy has lapsed, subject to the requirements in the Reinstatement provision.

   A Rider is an attachment to the policy that provides an additional benefit.

   The Separate Account is established and maintained by us for the investment of a portion of our assets. It consists of the sub-accounts.

   A Sub-Account is an investment option under this policy. A sub-account is a subdivision of the separate account that holds shares of a portfolio. The portion of the accumulation value in any sub-account may increase or decrease depending on investment performance of the underlying portfolio.

   Supplemental Coverage is the total amount of insurance provided under a supplemental adjustable life insurance rider ("supplemental coverage rider") and rider layers.

   Target Amounts are amounts established by us that we use:

1........To allocate the following among coverage segments:

a.       premiums
b.       partial surrenders and surrender penalty free withdrawals
c.       decreases in face amount; and

   2. To determine the applicable administrative charges to deduct from gross premiums.

   Each coverage segment has its own target amount. Target amounts vary based on the face amount of the coverage segment, the insured's sex, the age at issue and underwriting classification. We may also use additional criteria to determine target amounts.




1-14411102
   PAGE 8
   The target amounts are shown in the Policy Data. The target amount for a coverage segment will change due to an increase or decrease in face amount for that coverage segment or changes in underwriting classification for that coverage segment. Changes are reflected prospectively from the date of change.

   Telephone Access Privilege is an option to transfer amounts between or among investment options, change your premium allocation, change your monthly deductions allocation or request a loan by telephone (within limits). The telephone access privilege will apply, unless you advise us in writing that you do not want this option. Unless you elect not to have the option available, you or your registered representative may exercise this option. We reserve the right to discontinue this option at any time.

   Unit means a measure of interest in a sub-account.

   Unit Value is the value of a unit on a particular valuation date.

   Valuation Date is any day that the stock market (New York Stock Exchange) is open for business. A valuation date ends when the stock market closes for the day, generally at 4 p.m. Eastern Time.

   Valuation Period is the period between the end of one valuation date and the end of the next valuation date.

   Written Request means a signed request in a form satisfactory to us that is received at our administrative office.

                                    OWNERSHIP

Owner of the Policy -- The owner is entitled to the rights granted under this policy before the insured's death. The insured will be the owner, unless someone else is named as the owner in the application, or otherwise in accordance with this policy. Ownership of this policy may be shared by two or more persons. If one such person is an individual other than the insured and dies before the insured, the rights of that person belong to the executor or administrator of his or her estate unless otherwise provided in the policy. If the owner is a partnership, the rights belong to the partnership as it exists when a right is exercised.

Exercising Policy Rights -- If ownership of this policy is shared by more than one person, all such persons must sign each written request to exercise any right under this policy. The telephone access privilege may be exercised by any one person who shares ownership, or by your registered representative.

How to Change the Owner -- You may change the owner while the insured is living by notifying us in a form and manner acceptable to us. The change will not be effective until we record it at our administrative office. The written consent of any irrevocable beneficiaries will be required.

Assignment of the Policy -- We are not responsible for the adequacy of any assignment. However, if you file the assignment with us and we record it at our administrative office, your rights and those of any revocable beneficiary will be subject to it. The written consent of any irrevocable beneficiaries will be required.

                                 THE BENEFICIARY

Who Receives the Death Benefit -- If the insured dies while this policy is in force, we will pay the death benefit to the beneficiary. The beneficiary is as designated in the application, unless changed as shown under "How to Change a Beneficiary" below. If the beneficiary is a partnership, we will pay the death benefit to the partnership as it exists when the insured dies.

Protection of the Death Benefit -- To the extent permitted by law, no death benefit will be subject to the claims of the beneficiary's creditors or to any legal process against the beneficiary.

If the Beneficiary Dies -- If any beneficiary dies before the insured, that beneficiary's interest in the death benefit will end. If any beneficiary dies at the same time as the insured, or within 30 days after the insured, that beneficiary's interest in the death benefit will end if no benefits have been paid to that beneficiary. If the interests of all designated beneficiaries have ended when the insured dies, we will pay the death benefit to you. If you are not living at that time, we will pay the death benefit to your estate.




1-14411102
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How to Change a Beneficiary -- You may change the designated beneficiary while the insured is living by sending a written notice to us. The change will not be effective until we record it at our administrative office. Even if the insured is not living when we record the change, the change will take effect as of the date it was signed. However, any benefits we pay before we record the change will not be subject to the change. An irrevocable beneficiary may not be changed without the written consent of that beneficiary.

                          PAYMENT OF THE DEATH BENEFIT

Death Benefit -- The amount of the death benefit may be affected by other provisions of this policy such as Policy Loans, Misstatement of Age or Sex and Partial Surrenders.

Death Benefit Option -- The death benefit will be based on whether you have chosen Option 1, Option 2 or Option 3, as shown in the Policy Data. If you did not choose an option in the application, Option 1 will apply. The death benefit is determined as follows:

      Option 1:     The death benefit will be the greatest of:

a.       the face amount of the policy on the date of the insured's death;

b. the death benefit factor multiplied by the policy's accumulation value on the date of the insured's death; or

c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

      Option 2:     The death benefit will be the greatest of:

a. the face amount of the policy on the date of the insured's death plus the policy's accumulation value on the date of the insured's death;

b. the death benefit factor multiplied by the policy's accumulation value on the date of the insured's death; or

c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

      Option 3:     The death benefit will be the greatest of:

      a. the face amount of the policy on the date of the insured's death plus the excess, if any, of all gross premium payments over the sum of any partial surrenders, surrender penalty free withdrawals and/or premium refunds.

b. the death benefit factor multiplied by the policy's accumulation value on the date of the insured's death; or

c. the amount required for the policy to qualify as a life insurance contract under Section 7702 of the Internal Revenue Code.

The death benefit factors are shown in the table of Death Benefit Factors on page 34.

If the date of the insured's death is not a day that the New York Stock Exchange is open for business, any death benefit based on the accumulation value will be determined by using the accumulation value as of the next valuation date.

We will reduce the death benefit by any existing policy debt and by the portion of any grace period premium payment necessary to provide insurance to the date of the insured's death.







1-14411102
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Death Benefit Option Change -- Prior to the policy anniversary nearest age 100, you may change the death benefit option, subject to our approval. If this policy is in default or the death benefit is being maintained under a no-lapse guarantee provision, we may require that the policy be brought out of default or cease being maintained under a no-lapse guarantee provision prior to approving the change of death benefit option. You must request the change in writing. The change will be effective on the monthly policy date immediately following the valuation date on which we approve the change. If we approve the change on a monthly policy date, the change will be effective on that date.

If you wish to maintain the same face amount of the policy after the death benefit option change, you may be required to submit evidence of insurability to us. If we approve the request, the face amount of the policy will not increase or decrease in connection with the change of death benefit option.

You may change the death benefit option without submitting new evidence of insurability. In this event, the death benefit option change will be made such that the net amount at risk for the policy immediately after the change is the same as it was immediately before the change. The face amount of this policy will be increased or decreased accordingly.

Any increase in face amount will be made proportionately among the existing coverage segments on the policy, rather than by adding a new layer to the policy. The ratio of the face amounts of associated basic and supplemental coverage segments will remain the same as before the change. The surrender penalties for the policy after the face amount increase will be based on the new face amounts of each coverage segment. The target amount for each coverage segment will change. The guideline single premium, guideline level premium and, during the no-lapse period, the monthly no-lapse premiums will change. These changes will be prospective, beginning on the effective date of the change of death benefit option.

Any decrease in face amount will be made in accordance with the decreases in face amount provisions of the policy. The ratio of the face amounts of associated basic and supplemental coverage segments will remain the same as before the change. Face amount decreases will result in a surrender penalty if the decrease is allocated to a coverage segment during the surrender penalty period for that coverage segment. The surrender penalties for the policy after the face amount change will be based on the new face amounts of each coverage segment. The target amount for each coverage segment will change. The guideline single premium, guideline level premium and, during the no-lapse period, the monthly no-lapse premiums will change. These changes will be prospective, beginning on the effective date of the change of death benefit option.

Tax Qualification -- This policy is intended to qualify under Section 7702 of the Internal Revenue Code as a life insurance contract for federal tax purposes. The death benefit under this policy is intended to qualify for the federal income tax exclusion. The provisions of this policy (including any riders or endorsements) will be interpreted to ensure qualification of this policy as a life insurance contract for federal tax purposes, regardless of any language in the policy to the contrary. We reserve the right to amend the policy to reflect any clarifications that are necessary or appropriate to maintain such tax qualification or to conform the policy to any applicable changes in the tax qualification requirements. We will send you a copy of any such amendment. You may refuse such amendment by giving us notice in writing, but your refusal may have adverse tax consequences for you.

To the extent that the death benefit is increased to maintain qualification as a life insurance policy, we will make appropriate adjustments to any monthly deductions and any supplemental coverage and benefits (retroactively and prospectively) that are consistent with such an increase. Retroactive adjustments to the monthly deductions may be deducted from the accumulation value or may be made by right of setoff against any death benefits payable. Prospective adjustments to the monthly deductions will be reflected in the monthly deduction.

Proof of Death -- Any death benefit payable because of the death of the insured will be paid after we receive due proof of the death of the insured while this policy was in force. We will send appropriate forms to the beneficiary upon request. Any of our agents will help the beneficiary fill out the forms without charge.

Transfers after the Insured's Death -- After we receive notice of the insured's death, we may:

1. transfer any portion of the accumulation value in any sub-account to our general account; and
2. not allow any portion of the accumulation value to be transferred into or to remain in any sub-account.






1-14411102        .........
 PAGE 11
                                    PREMIUMS

Premium Payments -- This policy will not be in force until you pay the minimum initial premium shown in the Policy Data. Subsequent premiums may be sent to our administrative office or you may deliver them to an agent we authorize. We will give you a receipt if you ask for one.

After payment of the initial premium, subsequent premiums may be paid at any time and in any amount of $25 or more, subject to any limitations of the Premium Limitation provision below. At the policy anniversary nearest age 100, billing will cease and no further premium payments will be accepted.

No-Lapse Guarantee -- This policy includes a no-lapse guarantee. The no-lapse period and the monthly no-lapse premium amount are shown in the Policy Data. During the no-lapse period, the policy will not go into default and will not enter the grace period due to the monthly deductions exceeding the net cash value on a monthly policy date, provided the cumulative premium requirement is satisfied as of that monthly policy date. The no-lapse guarantee will not prevent this policy from going into default because the policy debt exceeds the accumulation value as described in the Default provision.

Cumulative Premium Requirement -- In order for the no-lapse guarantee to prevent a default on a monthly policy date, the cumulative premiums paid must equal or exceed the sum of the monthly no-lapse premiums due from the policy date to that date.

Cumulative premiums are:

o        the sum of premiums paid, less
o        any policy debt as of the monthly policy date, less
o any partials withdrawals taken or premiums refunded on or before the monthly policy date.

If the policy contains a Waiver Provision Rider and a disability claim is approved during the no-lapse period, the period of time the policy is on waiver will be excluded from the above calculation. Any waiver of a monthly no-lapse premium is subject to the terms of this policy. The no-lapse period will not be extended.

During the no-lapse period, the monthly no-lapse premium will change if any of the following changes occur on this policy:

1.       We agree to an increase in the face amount;

2.       We agree to a decrease in the face amount;

3. There is a decrease in the face amount of insurance due to a partial withdrawal;

4.       We agree to add, terminate or change a rider;

5. There is a change in the underwriting classification of the insured, including smoker or non-smoker status and applicable extra ratings; or

6.       We agree to a change of the death benefit option on this policy.

We will adjust the monthly no-lapse premium prospectively beginning with the date of change. The no-lapse period will not be extended.

Effect of No-Lapse Guarantee -- If the monthly deduction due exceeds the net cash value and the no-lapse guarantee prevents a default, the following will apply:

1. _______ Provided you continue to satisfy the cumulative premium requirement, the death benefit under the policy will be maintained until the monthly policy date when the net cash value exceeds the monthly deduction then due or until the end of the no-lapse period, whichever is earlier.

2. _______ All riders except any Supplemental Adjustable Life Insurance Rider, any Waiver Provision Rider and any Extended No-Lapse Guarantee Rider may terminate on the date the death benefit begins to be maintained under the No-Lapse Guarantee.


1-14411102
 PAGE 12
3. _______ We will continue to take monthly deductions from the accumulation value even if the death benefit is being maintained under the no-lapse guarantee provisions. As a result, the accumulation value and the net cash value could fall below zero. In that case, net premiums will be applied first toward extinguishing such negative amounts.

4. The policy may still go into default if the policy debt ever exceeds the accumulation value.

Premium Limitation -- We reserve the right to refund any premium payment if the premium would immediately increase the difference between the death benefit and the accumulation value. We may also require submission of evidence of insurability to us before accepting such premium payment. If evidence of insurability is required, the premium will be treated as received by us on the valuation date on which we approve the evidence and accept the premium for credit to the policy.

The total premiums paid less any premium refunds, distributions required on changes in policy benefits or terms, partial surrenders (excluding any surrender penalties) and surrender penalty free withdrawals may not exceed the greater of these guideline premium limits:

1.       the guideline single premium; or
2.       the sum of the guideline level premiums to the date of payment.

The guideline single premium and the guideline level premium are shown in the Policy Data. The guideline premium amounts will change if you increase or decrease the face amount of the policy, and may change due to a change of death benefit option, changes in the insured's class of risk and changes in riders.

As of the end of any policy year, if the premiums paid exceed the guideline premium limit, we will remove the excess amount of premiums paid during such policy year from the policy, with interest, as of the end of that policy year. We will refund to you this excess amount (including interest) within 60 days after the end of that policy year.

Certain changes in benefits or other terms of the contract, including partial withdrawals and surrender penalty free withdrawals during the first 15 policy years, may require distributions to be made from the policy to maintain the qualification of the policy as a life insurance contract for federal tax purposes. These required distributions may be taxable in whole or in part. These distributions will reduce the total premiums paid for purposes of comparing premiums paid to guideline premium limits.

The amount refundable will not exceed the net cash value of this policy. If the entire net cash value is refunded, we will treat the transaction as a full surrender of this policy. We will not refund any amount if doing so would cause this policy to enter the grace period before the next policy anniversary.

Modified Endowment Contract (MEC) Premium Limitation -- If we believe any portion of a premium payment will cause this policy to become a MEC under the tax laws, we will not accept that portion of the premium payment and we will immediately notify you. We will refund the excess portion when the premium payment check has had time to clear the banking system (but in no case more than two weeks after receipt), except in the following circumstances:

1. The premium payment would no longer cause this policy to become a MEC as of the date the refund is to be made; or

2. We receive a signed acknowledgement from you prior to the refund date instructing us to process the premium notwithstanding the tax issues involved.

In the above cases, we will treat the excess premium as having been received on the date the excess premium would no longer create a MEC or the date we receive the signed acknowledgment. We will then process it accordingly. You may submit a written authorization to us with the premium payment instructing us to apply the premium to this policy even though applying that premium would cause the policy to become a MEC. In that event, we will treat such authorization as the signed acknowledgment noted above and will credit the net premium to this policy according to our regular premium allocation rules.








1-14411102        .........
 PAGE 13

Continuation of Insurance -- If you stop paying premiums, we will continue this policy at the face amount then in effect and with any additional benefits provided by rider, subject to the grace period and subject to the no-lapse provisions. See the No-Lapse Guarantee, the Grace Period and the Monthly Deductions provisions for further explanation.

Grace Period -- If the policy goes into default (as defined in the Default provision), we will let you know by sending you a notice. The notice will tell you the amount you must pay to keep the policy in force. You must pay this amount before the grace period ends. The grace period is a period of 61 days beginning on the date we send you the notice. If you do not pay enough, this policy will lapse at the end of the 61 days.

Default -- This policy will go into default on a monthly policy date if the net cash value is less than the monthly deductions due, unless: (1) the policy is in its no-lapse period; and (2) the cumulative premium requirement is satisfied.

The amount you must pay to bring the policy out of default is equal to A plus B plus C where:

A ____ is the amount necessary to bring the net cash value to zero, if it is less than zero at the date of default;

B ____ is an amount equal to five times the monthly deduction due on the date of default. This amount includes the two monthly deductions that were due for the grace period, beginning on the date of default, and three monthly deductions due when the policy is taken out of default;

C ____ is an amount sufficient to cover the administrative charges associated with the premium under A and B.

However, if the policy goes into default during the no-lapse period, you may pay the following alternative amount to bring the policy out of default, if this amount is less than the amount stated above. This alternative amount is equal to D plus E where:

D ____ is the amount, if any, necessary to satisfy the cumulative premium requirement for the no-lapse period on the date of default;

E ____ is amount equal to three times the monthly no-lapse premium amount.

The policy will also go into default if the policy debt exceeds the accumulation value or, beginning with the policy anniversary nearest age 100, the loan interest due on a policy anniversary is not paid in cash and the accumulation value less the outstanding loans is less than any loan interest due. We will send you notice, as described above in the Grace Period provision. The notice will tell you the amount you must pay to keep the policy in force.

During the grace period, we will not charge interest on the amount needed to bring the policy out of default. If the insured dies during the grace period and before you pay that amount, we will subtract from the death benefit the amount required to provide insurance to the date the insured died.

Reinstatement -- If this policy lapses, it may be reinstated provided it was not surrendered. To reinstate the policy, you must meet the following conditions:

1. _______ You must request reinstatement in writing within three years after the date of lapse and before the policy anniversary nearest age 100.

2.       The insured must provide evidence of insurability satisfactory to us.

3. ___ The reinstated policy will be subject to the no-lapse provisions during the no-lapse period. (See the Premium Payments provision.) Any increase in the face amount of the base policy will also be subject to the no-lapse provisions during the policy's no-lapse period. This means that the no-lapse period will be calculated from the original policy date. It will not start anew.

     If the policy lapsed during the no-lapse period and is reinstated before the end of that period, you must pay a premium equal to the lesser of A or B where:





1-14411102        .........
 PAGE 14
     A ___ is the amount necessary to satisfy the cumulative premium requirement as of the date of reinstatement, plus an amount equal to three monthly no-lapse premiums; and

     B ___ is an amount equal to: (i) the amount that was required to bring the net cash value to zero on the date of default; plus (ii) an amount sufficient to cover the two monthly deductions that were due when the policy lapsed and three monthly deductions due when the policy is reinstated; plus (iii) an amount sufficient to cover the administrative charges associated with the reinstatement premium. The amount equivalent to the two monthly deductions due when the policy lapsed will be used to reimburse us for the insurance provided during the grace period.

     If the policy is reinstated after the end of the no-lapse period, you must pay a premium equal to B, above.

4. ___ If any loans existed when the policy lapsed, you must repay or reinstate the policy debt, with interest. Interest will be compounded annually from the date of lapse at the loan reinstatement interest rate of 8%.

The effective date of a reinstatement will be the date we approve your request. We will resume taking monthly deductions for this policy as of the nearest monthly policy date. If a person other than the insured is covered by any attached rider, that person's coverage may be reinstated subject to the reinstatement terms of that rider.

The accumulation value of the reinstated policy will be: any surrender penalty assessed at the time of lapse; plus any loan repaid or reinstated; plus any net premium you pay at reinstatement; minus any monthly deductions due at the time of lapse.

We will allocate any loan repaid and any net premium you pay at reinstatement according to the most recent premium allocation election we have received from you. We will restore any surrender penalty assessed at the time of lapse. We will allocate any restored surrender penalty at reinstatement between the base policy and any layers in the same proportion as these amounts were deducted at the time of lapse. We will then allocate the base policy and layer amounts among your investment options in the same proportion as these amounts were deducted at the time of lapse.

We will allocate the amount you pay within one valuation date after the later of:

1.       the valuation date that we approve the reinstatement; or
2. the valuation date that we receive the reinstatement premium and any other payments.

                               PREMIUM ALLOCATION

Premium Allocations Among Coverage Segments -- Premiums will be allocated among the coverage segments in proportion to the target amounts for each. Administrative charges are then deducted from gross premiums prior to the crediting of net premiums to the accumulation value of the base policy or a layer. Administrative charges are determined by us and may vary by coverage segment. The maximum guaranteed administrative charges are shown in the Policy Data. We may use lower charges. We will never use higher charges. Premiums allocated to coverage segments in the base policy total amount are credited, net of administrative charges, to the accumulation value of the base policy. Premiums allocated to coverage segments in a layer total amount are credited, net of administrative charges, to the accumulation value of the layer.

Premium Allocation Election -- You may allocate your net premiums among the investment options we make available from time to time. The premium allocation percentages you elect must be whole numbers. The total allocation to all elected investment options must equal 100%. We may limit the number of investment options to which you may allocate your net premiums. The premium allocation percentages you elect on the application will apply to all premiums we receive, unless you change your premium allocation election as provided in the Premium Allocation Changes provision. Your premium allocation election applies to the base policy and all layers.

Initial Premium -- The initial net premium accepted under this policy will be allocated to this policy no later than the second valuation date that next follows the latest of:

1.       The date we approve the issuance of this policy.

2.       The date we receive the premium.




1-14411102
 PAGE 15
3.       The policy date.

4. The date we approve the last delivery requirement returned to us, if the policy was issued with delivery requirements.

Subsequent Premiums -- We will allocate subsequent net premiums on the day we receive them. If the date that we receive a premium is not a valuation date, we will allocate the net premium on the next valuation date.

Crediting of Net Premiums and Reallocation Date -- If any net premium is credited under this policy prior to the reallocation date shown in the Policy Data, any amounts you elected to allocate to the fixed account will be allocated directly to the fixed account. Any amounts you elected to allocate to the separate account will initially be allocated solely to the money market sub-account. On the reallocation date, we will reallocate the portion of the accumulation value in the money market sub-account among the sub-accounts that you elected in the application (unless you have changed your premium allocation election as provided in the Premium Allocation Changes provision). If the reallocation date is not a valuation date, we will make the reallocation on the next valuation date.

We will allocate any net premium credited to this policy on or after the reallocation date directly to the fixed account or the sub-accounts you have elected.

Premium Allocation Changes -- You may change your premium allocation at any time by sending us a written request or by exercising your telephone access privilege. Any premium allocation change will apply to all premiums we receive on or after the effective date of the change, unless you change your premium allocation election again. Any premium allocation change will be subject to the limitations in the Premium Allocation Election provision. We reserve the right to charge a fee up to $25 for each premium allocation change. We will deduct any such fee from the accumulation value of the base policy on a pro-rata basis.

                                SEPARATE ACCOUNT

You may allocate any portion of your net premiums to the separate account.

The assets of the separate account are our property, but they are segregated from our other assets. Income (if any) and gains and losses (realized or unrealized) from assets in the separate account will be credited to or charged against the amounts allocated to the separate account without regard to our other income, gains or losses. Assets equal to the liabilities of the separate account will not be charged with liabilities arising out of any other business we may conduct. If the assets in the separate account exceed the liabilities arising under the policies supported by the separate account, the excess may be used to cover our other liabilities.

Any amount charged to the separate account for state or federal income taxes may be deducted from the separate account.

The separate account is divided into various sub-accounts. The various sub-accounts are identified in the application or application supplement that is attached to this policy. Each sub-account's assets are invested in shares of a corresponding portfolio.

We reserve the right to change the name and investments of the separate account and/or any of its sub-accounts.

We will allocate net premiums and transfers to purchase units in the sub-accounts you have elected. All net premiums will be allocated in accordance with the Premium Allocation provision.

This policy will be credited with a number of units equal to the amounts allocated to a sub-account divided by the value of the applicable unit. The value of the applicable unit will be determined on the day the amount is allocated to the sub-account.

The number of units in a sub-account will remain fixed unless:

1.   increased by a net premium or a transfer allocated to the sub-account; or

2. ___ reduced because of a partial surrender, surrender penalty free withdrawal, surrender penalty, monthly deduction, policy loan, or other charges or fees allocated to the sub-account, or because of a transfer from the sub-account; or



1-14411102
 PAGE 16
3.   changed by a subsequent split of a unit value.

Any transaction described in 2 will result in the cancellation of a number of units that are equal in value to the amount of the transaction.

On each valuation date, we will value the assets of each sub-account and determine the value of each unit.

The unit values for all sub-accounts except the money market sub-account were initially set at $10.00. The unit value for the money market sub-account was initially set at $1.00. The unit value for a sub-account on any subsequent valuation date is equal to A times B divided by C, where:

A is the number of shares held in the underlying portfolio at the end of the valuation date;

B ____ is the net asset value (NAV) per share of the underlying portfolio as of the end of the valuation date, plus the per share amount of any capital gains or dividends declared on that valuation date; and

C ____ is the number of units outstanding at the close of the prior valuation date.

The unit value may increase or decrease from one valuation date to the next. You bear this investment risk. We reserve the right to change the method we use to determine the unit value, subject to any required regulatory approvals.

Addition, Deletion or Substitution of Investments -- We reserve the right to add, delete or substitute the shares of a portfolio that the separate account holds or may buy. We also reserve the right to eliminate the shares of any portfolio. The investment policy of the separate account will not be changed without the approval of the insurance commissioner of our State of domicile, if such approval is required. If approval is required, the approval process will be on file with the insurance commissioner of our State of domicile

We may make any substitutions or changes that we believe are necessary or appropriate. If we think it is in the best interests of our policy owners, we may operate the separate account as a management company under the Investment Company Act of 1940, or we may de-register it under that act if registration is no longer required. We may also combine it with other separate accounts that we may have.

We reserve the right to establish other sub-accounts and to make them available to any class or series of policies that we deem appropriate. The assets of each new sub-account will be invested in a new investment company or in the shares of another open-end investment company. We also reserve the right to eliminate or combine existing sub-accounts and to transfer assets among sub-accounts, when allowed by law.

State or Federal Taxes -- If we have to pay state or federal taxes related to the separate account, we reserve the right to charge a proportionate share of such taxes against this policy. We may reflect the amount of such charge in the calculation of the unit values.

Splitting of Units -- We reserve the right to split the value of a unit. Any splitting of units will not have any material effect on this policy's benefits.

                                  FIXED ACCOUNT

Fixed Account -- You may allocate any portion of your net premiums to the fixed account. The fixed account is part of our general account. Our general account consists of all assets that we own except those in the separate account and other separate accounts we may have. Except as limited by law, we have sole control over investment of the assets in our general account. You may allocate net premiums to the fixed account and transfer amounts between the separate account and the fixed account (subject to the Transfers provision).













1-14411102
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Fixed Account Interest Rates -- The net premium you elect to allocate to the fixed account will accrue interest from the valuation date on which we allocate it to the fixed account, as described in the Premium Allocation provision. Interest is credited monthly on each monthly policy date. The guaranteed minimum interest rate for all policy years is shown in the Policy Data. We may declare an interest rate that is higher than the guaranteed minimum interest rate at any time prior to the policy anniversary nearest age 100. We will never declare an interest rate that is lower than the guaranteed minimum interest rate. We may change the declared interest rate at any time without notice. Beginning on the policy anniversary nearest age 100, the accumulation value of the fixed account (excluding the accumulation value in the loan account) will accrue interest at the guaranteed minimum interest rate.

We will credit loan interest to the policy on the outstanding loan amount in the loan account. For preferred loans, we will credit interest at an annual effective interest rate of no less than 7.75%. For regular loans, we will credit interest at an annual effective interest rate of no less than 6.75%. The minimum interest rates credited to the loan account apply during all years, including policy years beginning on the policy anniversary nearest age 100.

                               ACCUMULATION VALUES

The base policy and each layer have separate accumulation values.

The accumulation value of the base policy at the time the initial net premium is accepted under this policy is equal to:

         1.   the initial net premium;
minus    2.  the monthly deduction(s) that start on the policy date.

The accumulation value of the base policy or a layer on any specified date after the date the initial net premium is allocated to the policy is equal to the sum of the accumulation values in the separate account and the fixed account (including the loan account) for the base policy or layer on that date.

Separate Account -- For the base policy and each layer, the accumulation value in the separate account on any date after the date the initial net premium was allocated to the policy is equal to the sum of the values in each sub-account. The value in a sub-account is the number of units in that sub-account for the policy multiplied by the unit value for that sub-account at the end of the valuation date for which the accumulation value is being determined. The number of units in a sub-account is equal to:

1. the number of units purchased by the net premium initially allocated to that sub-account;

plus 2. the number of units purchased by subsequent net premiums allocated to that sub-account;

plus 3. the number of units purchased by any transfers to that sub-account from one or more other sub-accounts or the fixed account (including the loan account);

minus 4. the number of units redeemed from the sub-account due to monthly deductions allocated to that sub-account;

minus 5. the number of units redeemed from that sub-account due to any partial surrenders, surrender penalties and surrender penalty free withdrawals allocated to that sub-account;

minus 6. the number of units redeemed from that sub-account that were transferred out of that sub-account to one or more other sub-accounts or the fixed account (including the loan account);

minus 7. the number of units redeemed from that sub-account to cover any transfer fees or other charges or fees that were allocated to that sub-account;

minus 8. the number of units redeemed from that sub-account due to any refund of premium allocated to that sub-account.








1-14411102
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Fixed Account -- For the base policy and each layer, the accumulation value in the fixed account (including the loan account) on a specified date after the date the initial net premium was allocated to the policy is equal to:

1. the accumulation value on the last monthly policy date, plus accrued interest on that amount from the last monthly policy date to the specified date;

plus 2. all net premiums allocated to it, less any refunds since the last monthly policy date, plus accrued interest from the date each net premium is allocated to it;

plus 3. any amounts transferred from the separate account, plus accrued interest on those amounts since the date of the transfer;

minus 4. the monthly deduction charged against it on the specified date if that date is a monthly policy date or, if applicable, on the valuation date immediately following the monthly policy date;

minus ____ 5. any partial surrenders and surrender penalty free withdrawals charged against it, including surrender penalties, since the last monthly policy date, plus accrued interest on that amount from each partial surrender date and/or surrender penalty free withdrawal date to the specified date;

minus 6. any amounts transferred from the fixed account to the separate account, plus accrued interest on those amounts since the date of the transfer;

minus 7. any transfer fees or other charges or fees allocated to the fixed account, plus accrued interest on those amounts since the date of the deduction.

                                    TRANSFERS

At any time after the end of the free-look period, you may transfer amounts between or among the investment options available under this policy, subject to the restrictions set forth in the Postponement of Transfers provision. Each transfer will be subject to our transfer rules in effect at the time the transfer is made. We may set rules specifying, among other things:

1.       the minimum and maximum amounts you may transfer; and
2.       how frequently you may make transfers.

We may set different rules for each investment option regarding the transfer of amounts between or among investment options.

If you choose to make a transfer, you must request it in a form and manner acceptable to us. You may request a transfer by using your telephone access privilege.

We will make the transfer on the day we receive your transfer request in good order. If that day is not a valuation date, we will make the transfer on the next valuation date.

We may also establish procedures that will allow you to schedule automatic transfers. If we do so, the procedures will be described in the current prospectus for this policy.

Layer Allocation -- You may not transfer any portion of the accumulation value among the base policy and layers.

Transfer Fee -- You will not be charged for the first eighteen transfers you make during a policy year. If you make more than eighteen transfers during a policy year, we may charge you up to $25 for each additional transfer. Any transfer fee will be deducted from the amount that you are transferring. The transfer fee will be allocated between or among the investment options in proportion to A divided by B, where:

A ____ is the amount transferred from an investment option B is the total amount transferred from all investment options






1-14411102
              PAGE 19
The following do not count toward the first eighteen transfers during a policy year, and will not be charged a transfer fee:

1. Transfers made on the reallocation date from the money market sub-account to other sub-accounts.
2.   Transfers to or from the loan account.
3.   Transfers under any automatic transfer option.
4.   Transfers we may make after we receive notice of the insured's death.
5.       Transfers due to a material change in investment policy.

                               MONTHLY DEDUCTIONS

The monthly deduction for the base policy is equal to:

1.       The monthly deduction rate for the base policy, times .001, multiplied by:

a. the net amount at risk for the base policy total amount on the applicable monthly deduction date, multiplied by:

b. the ratio of the face amount of the base policy to the base policy total amount.

plus 2. the monthly deduction for any riders, excluding the portion of the supplemental coverage rider monthly deduction that is associated with a layer;

plus     3.  the policy fee;

plus 4. the monthly expense charge per thousand for the base policy, times .001, times the face amount of the base policy; and

plus 5. the monthly mortality and expense risk charge for the base policy, which is equal to the monthly charge times the accumulation value in each sub-account of the base policy.

The monthly deduction for each layer is equal to:

1. the monthly deduction rate for the layer, times .001, multiplied by:

a. the net amount at risk for the layer total amount on the applicable monthly deduction date, multiplied by:

b. the ratio of the face amount of the layer to the layer total amount.

plus 2. The portion of the supplemental coverage rider monthly deduction that is associated with the layer;

plus 3. the monthly expense charge per thousand for the layer, times .001, times the face amount of the layer; and

plus 4. the monthly mortality and expense risk charge for the layer, which is equal to the monthly charge times the accumulation value in each sub-account of the layer.

Beginning with the policy anniversary nearest age 100, we will not take any further monthly deductions.

Monthly Deduction Rates -- We will determine the monthly deduction rate for the base policy and each layer on each monthly policy date.

The monthly deduction rate for the base policy will depend on the insured's sex, the insured's class of risk as of the policy date, the number of years that the policy has been in force and the insured's age as of the policy date. A table of guaranteed maximum monthly deduction rates for the base policy is shown in the Policy Data. We may use rates lower than these guaranteed maximum monthly deduction rates. We will never use higher rates.







1-14411102
 PAGE 20
The monthly deduction rate for a layer will depend on the insured's sex, the insured's class of risk as of the layer date, the number of years the layer has been in force and the insured's age as of the layer date. A table of guaranteed maximum monthly deduction rates for a layer will be shown in supplemental policy data pages that we will issue on its layer date. We may use rates lower than these guaranteed maximum monthly deduction rates. We will never use higher rates.

Any change in the monthly deduction rates will be prospective and will be based on our expectations as to future cost factors. Such cost factors may include, but are not limited to, mortality, expenses, interest, persistency and any federal, state and local taxes.

Policy Fee -- This is a monthly charge determined by us. We may change the amount of the policy fee, but it will never be more than the maximum policy fee shown in the Policy Data.

Monthly Expense Charge Per Thousand -- The monthly expense charge per thousand is determined by us. Different monthly expense charges per thousand may apply to the base policy and to each layer. We may change the monthly expense charge per thousand, but it will never be greater than the guaranteed maximum monthly expense charges per thousand for the base policy and for each layer shown in the Policy Data.

Mortality and Expense Risk Charge -- The monthly mortality and expense risk charge is determined by us. We may change the monthly mortality and expense risk charge, but it will never exceed one-twelfth of the guaranteed maximum annual mortality and expense risk charges shown in the Policy Data.

Allocation of Monthly Deduction -- On each monthly policy date, we will take the monthly deduction for that policy month. If the monthly policy date is not a valuation date, we will take the monthly deduction on the next valuation date. The monthly deduction for the base policy and for each layer will be taken from the applicable accumulation value. If the monthly deduction amount for any layer exceeds the layer's accumulation value minus any policy debt allocated to the layer, the excess portion of the monthly deduction for the layer will be taken first from the accumulation value of the most recently added layers, in order, and then from the accumulation value of the base policy. The amount of the monthly deduction, other than the amount of the mortality and expense risk charge, taken from the accumulation value of the base policy and any layers will be deducted from your investment options within the base policy or layer on a pro-rata basis, unless you specify, in a form and manner acceptable to us, the investment options from which you want the monthly deduction to be taken. The mortality and expense risk charge will be taken solely from the sub-accounts on your policy, unless you specify, in a form and manner acceptable to us, the investment options from which you want the monthly deduction to be taken. A monthly deduction allocation election will not be effective prior to the reallocation date.

On or after the reallocation date, you may allocate your monthly deductions among the investment options we make available from time to time. The monthly deduction allocation percentages you elect must be whole numbers. The total allocation to all elected investment options must equal 100%. We may limit the number of investment options to which you may allocate your monthly deductions. Your monthly deduction election applies to the base policy and all layers. The monthly deduction allocation percentages you elect will apply to all monthly deductions taken on or after the valuation date on which we receive your request, unless you provide us with a change to your monthly deduction allocation election.

While your monthly deductions allocation election is in effect, we will take your monthly deductions, other than the mortality and expense risk charge, on a pro-rata basis, rather than in accordance with your monthly deductions allocation election, if:

1. the monthly deduction amount for any layer exceeds that layer's accumulation value minus any existing layer policy debt; or

2. the value in any of the investment options on any layer or the base policy is less than the amount of the monthly deduction allocated to that investment option.

In these situations, the mortality and expense risk charge portion of the monthly deductions will be taken directly from the sub-accounts on your policy.

We reserve the right to charge up to $25 for each change you request in monthly deductions allocations.





1-14411102
 PAGE 21
                                   CASH VALUE

You may borrow any portion of the net cash value, or take part of it or all of it as a partial or full surrender of the policy. All of these transactions are described in this section. The written consent of any irrevocable beneficiaries will be required for these transactions.

Policy Loans -- We will process a loan on the day we receive your loan request in good order. If that day is not a valuation date, we will process the loan on the next valuation date. The following terms and conditions apply to policy loans:

1.       There are two types of policy loans: preferred loans and regular loans.

     Preferred loans are:

a. any amounts we agree to accept under this policy as a carryover loan pursuant to an exchange under Section 1035 of the Internal Revenue Code;

     b.  loans to pay the policy loan interest due on preferred loans; and

c. beginning on the tenth policy anniversary, all existing and new policy loans.

     Regular loans are policy loans that do not qualify as preferred loans. During the first ten policy years, requested loans, and loans to pay loan interest due on regular loans, will be processed as regular loans.

2. ___ Interest on policy loans accrues daily and is charged in arrears on the policy anniversary or, if earlier, the date the policy lapses or otherwise terminates, or the date of the insured's death. The guaranteed maximum annual effective loan interest rate is shown in the Policy Data.

     We may charge lower interest rates than the rate shown. We will never charge higher interest rates. If you do not pay the interest when it is due, we will add the amount of the interest to the loan. (See number 6. below).

3. The maximum loan amount is the policy's accumulation value as of the date of the loan request, minus the sum of:

a. any existing policy debt plus estimated additional interest on existing policy loans to the end of the policy year;

b. interest on the amount of the  requested  loan to the end of the policy year;
and

c. the surrender penalty that would be assessed for a full surrender of the policy or, if greater, two monthly deductions for the base policy and all layers.

     We will calculate the maximum loan amount for the base policy and each layer in a similar manner.

4. ___ If the insured dies, we will deduct the policy debt from the death benefit before we pay the death benefit.

5. ___ We will allocate the requested loan amount to the base policy and any layers in the same proportion that the maximum loan amount for each bears to the total of the maximum loan amounts for the base policy and all layers. We will then deduct the allocated amount from the base policy's or layer's investment options on a pro-rata basis, unless you specify, in a form and manner acceptable to us, the investment options to which you want to allocate the loan amount. We will transfer the loan amount to the loan account.

6. ___ We will allocate any loan interest due on the policy anniversary (or earlier, if applicable) to the base policy and any layers in the same proportion that the outstanding loan amount for each bears to the outstanding loan amount for the policy. We will then deduct the allocated amount from the base policy's or layer's investment options on a pro-rata basis. We will transfer the loan interest to the loan account. The loan interest will become part of the loan.






1-14411102
 PAGE 22
7. ___ We will credit interest to the policy on the outstanding loan amount in the loan account. For preferred loans, we will credit interest at an annual effective interest rate of no less than 7.75%. For regular loans, we will credit interest at an annual effective interest rate of no less than 6.75%.

Loan Repayment -- You may repay any part of any outstanding loan at any time while the insured is living. We will allocate the loan repayment on the day we receive it. If that day is not a valuation date, we will allocate it on the next valuation date.

If you wish to make a loan repayment, you must tell us that the payment you send us is for that purpose. Unless your payment is clearly marked as a loan repayment, we will assume it is a premium payment (unless it is received after the policy anniversary nearest age 100). When we receive a loan repayment, we will apply it to the outstanding loan. The loan repayment will be allocated first to the most recent portion of the outstanding loan that is a regular loan, and then to the next most recent portions that are regular loans, in order. After all regular loans are repaid, any additional loan repayment amount will be allocated first to the most recent portion of the outstanding loan that is a preferred loan, and then to the next most recent portions that are preferred loans, in order. For each such portion of the loan being repaid, the loan repayment is first allocated to the portion of the loan amount in the base policy, and then successively to any layers in the order of their layer dates. After we have allocated the loan repayment among the base policy and any layers, we will allocate those amounts to your investment options according to the allocation percentages provided in the most recent premium allocation election we have received from you.

Your policy will not automatically lapse if you do not repay a loan. However, it will go into default if the net cash value is not large enough to cover the monthly deduction due and any loan interest due not paid in cash.

Loan Interest -- On each policy anniversary, we will calculate the interest due on any outstanding loans and add it to the loan balance. Interest on loans is due on the policy anniversary (or earlier, if applicable) at the rate specified in the Policy Data. We will deduct the loan interest from your investment options on a pro-rata basis, and then transfer the loan interest to the loan account. The loan interest deduction and transfer will be effective on the policy anniversary. If the policy anniversary is not a valuation date, the loan interest deduction and transfer will be effective on the next valuation date. You may choose to pay an amount equal to the loan interest due in cash. Any amount paid will be credited to the loan balance outstanding at the time it is received.

Partial Surrender -- At any time after the end of the free-look period and after the reallocation date, you may surrender a portion of this policy's value by sending us a written request, subject to the limitations described below. We will deduct the surrender amount and any surrender penalty from the policy's accumulation value and allocate it among your investment options on the day we receive your surrender request in good order. If that day is not a valuation date, we will deduct the surrender amount and any surrender penalty from your investment options on the next valuation date.

In any policy year, the maximum amount that you may receive by partial surrender is:

         1.   the accumulation value of the policy;

minus 2. any existing policy debt plus estimated additional interest on existing policy loans to the end of the policy year;

minus    3.   3 times the most recent monthly deduction;

minus 4. the greater of $25 or the surrender penalty that would apply for a full surrender of this policy.

If you request a partial surrender larger than the maximum described above, we will treat it as a request for a full surrender of the policy.

We will calculate the maximum partial surrender amount for the base policy and each layer in a similar manner.

Surrender Penalty -- The amount of the partial surrender will be deducted from the policy's accumulation value. This amount will be deducted from the accumulation value of the base policy and any layers based on the proportion that the maximum partial surrender amount for each bears to the total of the maximum partial surrender amounts for the base policy and all layers.



1-1XX11102
 PAGE 23
The amount of a partial surrender that exceeds the amount eligible for a surrender penalty free withdrawal, as described below, may be subject to a surrender penalty. This amount is called the "excess amount". Surrender penalties will apply:

1. during the first 12 policy years for the base policy and during the first 12 layer years for a layer on the excess amounts attributed to the basic coverage segment of the base policy or a layer; and

2. ___ during the period for which surrender penalties apply as specified in the supplemental coverage rider on the excess amounts attributed to the supplemental coverage segment associated with the base policy or a layer.

We will determine the surrender penalties based on the coverage segments to which we attribute the excess amount. This excess will be attributed first to the most recent layer, if any. To the extent the excess is greater than the layer total amount of the most recent layer (adjusted for purposes of calculating surrender penalties to reflect the amount of any surrender penalty free withdrawal amount), the remainder will be attributed to the next most recent layers, in order, and then to the base policy. Within each layer and the base policy to which the excess amount is attributed, the excess amount is further split between basic and supplemental coverage segments in proportion of the target amounts for each.

For each coverage segment where the amount attributed equals the face amount for the coverage segment, the surrender penalty will be equal to A times B divided by C, below. For the coverage segment to which any lesser amount is attributed, the surrender penalty will be equal to A times B divided by D, below, but not more than A times B divided by C. For purposes of these calculations:

A    is the amount of the excess attributed to the coverage segment;
B ____ is the surrender penalty factor for the current policy, layer, rider or rider layer year, as applicable; C is 1,000; D is 1,000 minus the surrender penalty factor for the current policy, layer, rider or rider layer year, as applicable.

The surrender penalty factors for the base policy and for each layer are shown in the Policy Data. However, if the sum of the surrender penalties for all coverage segments computed by the above formulas is less than $25, the surrender penalty will be $25.

The surrender penalty will be deducted from the accumulation value of the newest layer. If the accumulation value of that layer is insufficient, the remainder will be deducted successively from the next most recent layer(s) and then from the base policy.

After we have allocated the partial surrender amount and surrender penalty among the base policy and any layers, we will deduct the allocated amounts from your investment options on a pro-rata basis unless you specify, in a form and manner acceptable to us, the investment options to which you want to allocate the surrender amount.

Effect on Face Amount -- If you chose Death Benefit Option 1, we will also reduce the face amount of the most recent layer by the amount of the partial withdrawal. If the amount of the reduction exceeds the face amount of the most recent layer, the excess amount will reduce the face amount of the next most recently added layers, in order, and then the face amount of the base policy.

If you chose Death Benefit Option 3, we will also reduce the face amount of the most recent layer by:

a. ___ the partial withdrawal amount (not including any surrender penalties) that exceeds the cumulative gross premiums paid minus the sum of all previous partial withdrawals (not including surrender penalties) and premium refunds; plus

b.   the amount of the surrender penalties on the partial withdrawal.

If the amount of the reduction exceeds the face amount of the most recent layer, the excess amount will reduce the face amount of the next most recently added layers, in order, and then the face amount of the base policy.








1-14411102
 PAGE 24
The face amount decrease, including reductions for surrender penalties, will be applied so that the ratio of basic and supplemental coverage segments on any remaining layer total amount or base policy total amount after the decrease will be the same as before the decrease.

If the new face amount would be less than our published minimum for this plan, the partial surrender will not be allowed.

The accumulation value, if any, remaining on a layer after that layer's face amount is reduced to zero will be transferred to the base policy.

Surrender Penalty Free Withdrawal -- After the first policy year, the portion of any partial surrender amount that exceeds $100 is available without surrender penalties. The portion so available will be 10% of the policy's accumulation value, minus 100% of the sum of all surrender penalty free withdrawals since the last policy anniversary. This amount may not exceed the maximum amount available as a partial surrender under the Partial Surrender provision.

                              NONFORFEITURE OPTION

You may surrender this policy for its net cash value. The surrender penalty for a full surrender of this policy is equal to the surrender penalty (if any) for the base policy plus the surrender penalty (if any) for each layer plus the surrender penalties (if any) for any supplemental coverage segments.

The surrender penalty factors are shown in the Table of Surrender Penalty Factors in the Policy Data. We will use the factors in the table to determine the surrender penalty we will apply.

To calculate the surrender penalty for the base policy, find the surrender factor for the current policy year. Multiply this factor by the number of thousands of face amount of the base policy. This is the surrender penalty for the base policy. There is no surrender penalty for the base policy after the first 12 policy years.

To calculate the surrender penalty for a layer, find the surrender factor for the current layer year. Multiply this factor by the number of thousands of face amount of the layer. This is the surrender penalty for the layer. There is no surrender penalty for a layer after 12 layer years.

The method of calculating the surrender penalty for any supplemental coverage segment is described in the Supplemental Adjustable Life Insurance Rider.

We will deduct the surrender amount and any surrender penalty from your investment options on the day we receive your surrender request in good order. If that day is not a valuation date, we will deduct the surrender amount and any surrender penalty from your investment options on the next valuation date.

If you request a full surrender within 30 days after a policy anniversary, the net cash value of the fixed account will not be less than the net cash value of the fixed account on that anniversary less any policy debt, partial surrenders (including any surrender penalty), surrender penalty free withdrawals and transfers (including transfer fees) deducted from the fixed account after that anniversary.

                        OPTION TO CHANGE THE FACE AMOUNT

Decreasing the Face Amount -- You may request a decrease in the face amount of this policy if all the conditions described below are met.

1.   You must make a written request to us.

2. At the request date, this policy must be in force and the insured must be living.

3.       The amount of the reduction in face amount must be at least $25,000.

4. The new face amount may not be less than our published minimum face amount for this plan.






1-14411102
 PAGE 25
The decrease in the face amount of this policy will be effective on the monthly policy date next following the date we approve your written request in good order. However, if we approve your written request on a monthly policy date, the decrease will be effective on the date we approve it.

The decrease in the face amount of this policy will cause a change in the guideline single premium, the guideline level premium and any monthly no-lapse premiums on the policy. The decrease in the face amount of this policy may cause a change in the monthly expense charge per thousand to be charged. A decrease in the death benefit may also require a distribution from the policy that may be taxable in whole or in part.

Layer Allocation -- The decrease will be allocated first to the most recent layer, if any. To the extent the decrease exceeds the layer total amount of the most recent layer, the additional amount of the decrease will be allocated to the next most recent layers, in order, and then to the base policy. For purposes of determining surrender penalties that may apply to the decrease, the decrease amount is further allocated within a layer or the base policy between coverage segments in proportion of the target amounts of each coverage segment.

Surrender Penalty -- The decrease in face amount will be subject to a surrender penalty on the portion of the face amount reduction allocated to a coverage segment during the surrender penalty period for that coverage segment.

We will deduct the surrender penalty from the accumulation values of the base policy and any layers based on the face amount of the decrease allocated to the base policy or the layer. If the surrender penalty for a layer exceeds the accumulation value minus any outstanding policy debt for the layer, the excess surrender penalty amount will be allocated to the next most recently added layers, in order, and then to the base policy. After we have allocated the surrender penalty among the base policy and any layers, we will deduct the surrender penalty from your investment options on a pro-rata basis on the date the decrease in the face amount is effective. If that date is not a valuation date, we will deduct the surrender penalty amounts on the next valuation date.

 The surrender penalty for a coverage segment is equal to A times B divided by C, where:

 A ___ is the full surrender penalty for the current policy, layer, rider or rider layer year, as applicable; B is the amount of the requested decrease allocated to the coverage segment; C is the face amount of the coverage segment before the requested decrease.

Effect of a Face Amount Decrease -- The face amount decrease, including reductions for surrender penalties, will be applied so that the ratio of basic and supplemental coverage segments on any remaining layer total amount or base policy total amount after the decrease will be the same as before the decrease.

If a decrease in face amount reduces a layer's face amount to zero but the layer's accumulation value exceeds zero, the remaining accumulation value in the layer will be transferred to the base policy's accumulation value. The amounts in each investment option will be transferred directly to the same investment options in the base policy.

We will issue new policy data pages showing the new face amount. After the decrease, the monthly deductions and any future surrender penalties will be based on the new face amount of the policy.

Increasing the Face Amount -- Beginning on the first policy anniversary, you may request an increase in the face amount of this policy. This policy must be in force on the layer date, and the insured must be alive and no older than age 80. The following conditions will apply:

1.       You must make a written request to us.

2.       The amount of the increase in face amount must be at least $25,000.

3.       You must submit evidence of insurability satisfactory to us.

4. _______ The amount of the increase will be contestable and subject to the suicide limitation for two years after the effective date of the increase with respect to answers in the application for the increase in face amount.






1-14411102 PAGE 26 5. The death benefit option for the layer must be the same as the death benefit option for the base policy.

6. _______ If the base policy includes a Waiver Provision Rider, the layer must also have a Waiver Provision Rider (subject to our underwriting rules).

The increase in coverage will be issued as a separate layer on this policy. It will have its own surrender penalty period for 12 years, beginning on the layer date. The increase in coverage will cause a change in the guideline single premium, the guideline level premium and any monthly no-lapse premium. The monthly deductions for that layer will be based on the face amount and accumulation value of the layer, the insured's sex, the insured's class of risk as of the layer date and the insured's age as of the layer date.

We will issue new policy data pages showing the increased face amount. The increase in the face amount of this policy may also cause a change in the monthly expense charge per thousand to be charged.

                           GUARANTEED EXCHANGE OPTION

Benefit -- Subject to the following conditions and restrictions, this benefit provides you with an option ("the option") to exchange this policy for a fixed policy ("the new policy"). You may exercise this option at any time prior to the 20th policy anniversary or the policy anniversary nearest age 95 (whichever comes first) if all of the following conditions are met:

1.   The insured is living.
2.   This policy does not have any outstanding loans.
3.   Monthly deductions are not being waived under a Waiver Provision Rider.
4. The death benefit under this policy is not being maintained under a no-lapse option.

The accumulation value of this policy on the date this policy is exchanged will be transferred to the new policy. If this policy includes one or more layers, and the new policy allows for layers, the accumulation value in each layer and in the base policy will be transferred accordingly to layers and the base policy on the new policy.

Effective Date -- The effective date of the new policy will be the date this policy is exchanged. The policy date of the new policy will be the same as the policy date of this policy. If the new policy allows for layers, the layer date for each layer on the new policy will be the same as the layer date for the equivalent layer on this policy.

Application -- We must receive all of the following in order to process the exchange:

1. ___ A policy change application indicating your request to exercise this option and your request to surrender this policy.

2. ___ The release of any lien against or assignment of this policy. However, you may instead submit written approval by the lienholders or assignees of the exchange of this policy in a form satisfactory to us with such other documents as we may require.

3.       This policy.

4.       Payment of any amount due for the exchange, if applicable.

The application for this policy together with the policy change application will be considered to be the application for the new policy.

New Policy -- The exchange must be to an adjustable life insurance on a form designated by us for such purpose. The new policy will be based on the sex, age and class of risk of the insured as of the policy date of this policy. If this policy includes one or more layers, and the new policy allows for layers, the sex, age and class of risk of the insured under a layer will apply to the equivalent layer on the new policy. The premiums for the new policy will be based on our published rates in effect on the date you request the exchange. Any Accelerated Death Benefit Option Endorsement that is a part of this policy will automatically become a part of the new policy. Any other riders that form a part of this policy and any new riders requested will become a part of the new policy only if we agree to provide them on the date of the exchange. The new policy will take effect immediately upon termination of this policy. Under no circumstances will we pay a death benefit under both this policy and the new policy.


 Assignment -- If there is an assignment on this policy and you want to carry over that assignment to the new policy, you will have to execute a new assignment.

Exchange Adjustments -- The minimum initial premium for the new policy will be equal to:

1. the cumulative total of the required annual premiums applicable to the new policy for the number of years that this policy was in force; minus

2.       the total accumulation value transferred to the new policy.

If this policy includes one or more layers, and the new policy allows for layers, then the minimum initial premium for the new policy will be equal to:

a. ___ the cumulative total of the required annual premiums applicable to the base policy of the new policy for the number of years that this policy was in force minus the total accumulation value transferred to the base policy of the new policy from this policy's base policy; plus

b. ___ the cumulative total of the required annual premiums applicable to each layer on the new policy for the number of years that the applicable layer on this policy was in force minus the total accumulation value transferred to each layer on the new policy from the applicable layer on this policy.

The minimum initial premium will be applied to the new policy as a gross premium, subject to any administrative or other charges.

Surrender Penalty Period -- The period for which this policy was in effect prior to the date of the exchange will be used to offset the surrender penalty period under the new policy. If this policy has one or more layers, and the new policy allows for layers, the period for which this policy was in effect prior to the date of the exchange will be determined for the base policy and for each layer, separately.

Evidence of Insurability -- When you exercise this option, we will not require evidence of insurability from the insured.

Suicide and Incontestability -- The period for which this policy was in effect prior to the date of the exchange will be used to offset the time period for any suicide exclusion and incontestability provision under the new policy. If this policy has one or more layers, and the new policy allows for layers, the period for which this policy was in effect prior to the date of the exchange will be determined for the base policy and for each layer, separately.

Ownership -- The owner of the new policy will be the same as the owner of this policy, unless otherwise provided in the policy change application. If the owner of this policy will not be the owner of the new policy, you must complete a transfer of ownership form. We may also require that the owner of the new policy provide us with evidence of insurable interest in the life of the insured.

Beneficiary -- The beneficiary of the new policy will be the same as the beneficiary of this policy, unless otherwise provided in the policy change application. If the beneficiary of this policy will not be the beneficiary of the new policy, you must complete a change of beneficiary form. We may also require that the new beneficiary provide us with evidence of insurable interest in the life of the insured.

Termination of Option -- This option terminates on the earliest of:

1.       The 20th policy anniversary;
2.       The policy anniversary nearest age 95;
3.       The date this policy is fully surrendered or terminated; or
4.       The date this policy lapses under the Grace Period provision.











                               1-14411102 PAGE 28
Misstatement of Age or Sex -- We will follow these rules:

1. _______ If a misstatement of the insured's age or sex is found before this option is exercised and this policy's death benefit is reduced as a result, the face amount of the new policy will be based on the adjusted face amount of this policy.

2. _______ If a misstatement of the insured's age or sex is found after this option is exercised, the death benefit amount under the new policy will be subject to the Misstatement of Age or Sex provision of the new policy.

Policy Changes -- If the face amount of this policy is changed for any reason, we will proportionately change the benefit amount of the option.

                            POSTPONEMENT OF TRANSFERS

We may postpone transactions involving the separate account during any period when:

1. trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or the New York Stock Exchange is closed for days other than weekends or holidays;

2. the Securities and Exchange Commission has allowed or ordered the suspension described in 1. above; or

3. the Securities and Exchange Commission has determined that an emergency exists such that disposal of mutual fund securities or valuation of assets is not reasonably practical.

Transactions involving the separate account include the following, to the extent the amounts of the transactions come from the portion of the accumulation value in the separate account:

a.   Transfers between or among sub-accounts.
b.   Transfers to or from the separate account.
c.   Policy loans.
d.   Partial or full surrenders.
e.   Death benefit payments.
f.   Exchange of this policy under the Guaranteed Exchange Option provision.

                         PAYMENT OF CASH VALUE AND LOANS

We may delay paying you any portion of a partial or full surrender that comes from the accumulation value of the fixed account for up to six months after we receive your written request for the surrender.

We may delay making a loan to you to the extent that the loan is deducted from the portion of the accumulation value in the fixed account for up to six months after we receive your written request for the loan. We will not delay any loan made to pay premiums due us on any policy.

We will not delay paying you any portion of a partial surrender or making a loan to you if the purpose of the partial surrender or loan is to pay premiums due us on any policy.

                       POLICY STATEMENTS AND ILLUSTRATIONS

We will send you a statement at least once a year, without charge, showing the face amount; accumulation value; cash value; policy debt; partial surrenders; surrender penalty free withdrawals; premiums paid; and charges as of the statement date. The statement will also include summary information about the portions of the accumulation value in the fixed account, the sub-accounts and the loan account. We may include additional information. We will send the statement within 30 days after each policy anniversary.

Upon written request at any time we will send you an illustration of your policy's benefits and values. There will be no charge for the first such illustration in each policy year. We reserve the right to charge a fee up to $25 for any illustration after the first in any policy year. We will deduct any such fee from the accumulation value of the base policy on a pro-rata basis.





                               1-14411102 PAGE 29
                              BASIS OF COMPUTATION

The guaranteed cash values of the fixed account are not less than the minimum values required by the jurisdiction in which the application for this policy was signed. The guaranteed cash values are equal to the accumulation value based on the guaranteed monthly deductions and the guaranteed minimum interest rate shown in the Policy Data, less any surrender penalty. The guaranteed cash values only apply to that portion of the cash value that is in the fixed account.

Calculations of the minimum cash values and nonforfeiture benefits are based on the 1980 Commissioners Standard Ordinary Unismoker Mortality Tables for males or females, age nearest birthday. Deaths are assumed to occur at the end of the policy year.

As required, we have filed the method we used to compute minimum cash values and nonforfeiture benefits with the supervisory official of the jurisdiction in which the application for this policy was signed.

                               GENERAL PROVISIONS

Incontestability of the Policy -- Except for fraud or nonpayment of premiums, this policy will be incontestable after it has been in force during the insured's lifetime for two years from the date of issue or the date it is reinstated. This provision does not apply to any rider providing benefits specifically for disability or accidental death.

If this policy was issued to you as a result of a contractual conversion from another policy we issued to you, the period for which that policy was in force prior to the date of conversion will be used to offset the time period for incontestability under this policy.

When a layer is added to this policy, this incontestability provision will start anew with respect to that layer based on statements made in the application for that layer, beginning on the layer date.

If the base policy is rescinded for any contestable reason, we will be liable only for the amount of premiums, less any partial withdrawals and policy debt allocated to the base policy. The policy will be rescinded as of the policy date. If a layer is rescinded for any contestable reason, we will be liable only for the amount of premiums, less any partial withdrawals and policy debt that have been allocated to that layer. The layer will be rescinded as of the layer date.

If the policy lapses and is reinstated during the first two years it is in force, the reinstated policy may be rescinded only for a contestable reason (e.g. material misrepresentation) that is in the application or reinstatement application. If the policy lapses and is reinstated after the first two years it is in force, the reinstated policy may be rescinded only for a contestable reason (e.g. material misrepresentation) that is in the reinstatement application. When the policy is reinstated, this incontestability provision will start anew with respect to statements in the reinstatement application, beginning on the date the policy is reinstated.

Amount We Pay is Limited in the Event of Suicide -- If the insured dies by suicide, while sane or insane, within two years from the date of issue, we will be liable only for the amount of premiums paid, less any partial withdrawals and policy debt.

If this policy was issued to you as a result of a contractual conversion from another policy we issued to you, the period for which that policy was in force prior to the date of conversion will be used to offset the time period for the suicide exclusion under this policy.

When a layer is added to this policy, this suicide provision will start anew with respect to that layer, beginning on the layer date. If the insured dies by suicide, while sane or insane, within two years from the layer date, we will be liable only for the amount of premiums, less any partial withdrawals and policy debt that have been allocated to that layer.

Misstatement of Age or Sex in the Application -- If there is a misstatement of the insured's age or sex in the application, we will adjust the excess of the death benefit over the accumulation value to that which would be purchased by the most recent monthly deduction at the correct age or sex.





The Policy is our Contract with You -- We have issued this policy in consideration of the application and your initial premium payment. A copy of the application is attached and is part of this policy. The policy, including the application and any endorsements and riders, forms our contract with you. All statements made by or for the insured will be considered representations and not warranties. We will not use any statement made by or for the insured to deny a claim unless the statement is in the application, a layer application or a reinstatement application and the application is attached to this policy when we issue, deliver or reinstate it.

Who Can Make Changes in the Policy -- Only our President or a Vice President, together with our Secretary, have the authority to make any change in this policy. Any change must be in writing.

Notices -- We will send any notice under the provisions of this policy to your last known address as it appears in our records and to any assignee of record.

Termination of Insurance -- This policy will terminate at the earliest of:

1.       The date of your written request to surrender or terminate.
2. The date the policy is exchanged under the Guaranteed Exchange Option provision.
3.       The date of lapse.

No Dividends are Payable -- This is nonparticipating insurance. It does not participate in our profits or surplus. We do not distribute past surplus or recover past losses by changing the monthly deduction rates.

                              SETTLEMENT PROVISIONS

When the insured dies while the policy is in force, we will pay the death benefit in a lump sum unless you or the beneficiary choose a settlement option. You may choose a settlement option while the insured is living. You may also choose one of these options as a method of receiving any surrender proceeds that are available under this policy. ___ The beneficiary may choose a settlement ___ option after the insured has died. The beneficiary's right to choose will be subject to any settlement agreement in effect at the insured's death.

Settlement options are obligations of and are paid from our general account and are not based on the investment experience of the separate account.

When we receive a satisfactory written request, we will pay the benefit according to one of these options:

Option A: Installments for a Guaranteed Period -- We will pay equal installments for a guaranteed period of from one to thirty years. Each installment will consist of part benefit and part interest. We will pay the installments monthly, quarterly, semi-annually or annually, as requested. See Table A on page 33. The values for this option are based on an interest rate of 3%. We did not apply any mortality or loading adjustments in determining the amount of the installments.

Option B: Installments for Life with a Guaranteed Period -- We will pay equal monthly installments as long as the designated individual is living, but we will not make payments for less than the guaranteed period the payee chooses. The guaranteed period may be either 10 years or 20 years. We will pay the installments monthly. See Table B on page 33. The values for this option are based on the a49 Annuity Mortality Table with 40 years of projection and an interest rate of 3%. We did not apply any mortality or loading adjustments in determining the amount of the installments.

Option C: Benefit Deposited with Interest -- We will hold the benefit on deposit. It will earn interest at the annual interest rate we are paying as of the date of the insured's death or the date you surrender this policy. We will not pay less than 2 1/2% annual interest. We will pay the earned interest monthly, quarterly, semi-annually or annually, as requested. The payee may withdraw part or all of the benefit and earned interest at any time.

Option D: Installments of a Selected Amount -- We will pay installments of a selected amount until we have paid the entire benefit and accumulated interest.








Option E: Annuity -- We will use the benefit as a single premium to buy an annuity. The annuity may be payable to one or two designated individuals. It may be payable for life with or without a guaranteed period, as requested. The annuity payment will not be less than payments available under our then-current annuity contracts.

General: The payee may arrange any other method of settlement as long as we agree to it. There must be at least $10,000 available for any option. The amount of each installment must be at least $100. If the benefit amount is not enough to meet these requirements, we will pay the benefit in a lump sum.

Installments that depend on the designated individual's age are based on his or her age nearest birthday on the date of the insured's death or the date you surrender this policy. If the death benefit is payable, the settlement option will start on the date of the insured's death. If you surrender this policy, the settlement option will start on the date we receive your written surrender request.

We will pay the first installment under any option on the date the option starts. Any unpaid balance we hold under Options A, B or D will earn interest at the rate we are paying at the time of settlement. We will not pay less than 3% annual interest.

If the payee does not live to receive all guaranteed payments under Options A, B or D or any amount deposited under Option C (plus any accumulated interest), we will pay the remaining benefit as scheduled to the payee's estate. If the payee does not live to receive all guaranteed payments under Option E, we will pay the remaining benefit as scheduled to the payee's estate. The payee may name and change a successor payee for any amount we would otherwise pay the payee's estate.



                                                            TABLE A
                                      Installments for Each $1,000 Payable under Option A
---------------------------------------------------------------------------------------------------------------------------------
Multiply the Monthly Installment by 11.83895 for Annual, by 5.96322 for Semi-Annual, or by 2.99263 for Quarterly Installments
---------------------------------------------------------------------------------------------------------------------------------
----------------------- -------------------- -------------------- -------------------- -------------------- ---------------------
     Guaranteed              Monthly             Guaranteed            Monthly             Guaranteed             Monthly
    Period (Yrs.)          Installment         Period (Yrs.)         Installment         Period (Yrs.)          Installment
----------------------- -------------------- -------------------- -------------------- -------------------- ---------------------
            1                  $84.47                11                $8.86                   21                 $5.32
            2                   42.86                12                 8.24                   22                  5.15
            3                   28.99                13                 7.71                   23                  4.99
            4                   22.06                14                 7.26                   24                  4.84
            5                   17.91                15                 6.87                   25                  4.71

            6                   15.14                16                 6.53                   26                  4.59
            7                   13.16                17                 6.23                   27                  4.48
            8                   11.68                18                 5.96                   28                  4.37
            9                   10.53                19                 5.73                   29                  4.27
           10                    9.61                20                 5.51                   30                  4.18
---------------------------------------------------------------------------------------------------------------------------------

                                                            TABLE B
                                  Monthly Installment for Each $1,000 Payable under Option B

---------------------------------------------------------------------------------------------------------------------------------
                                                  Male Designated Individual
---------------------------------------------------------------------------------------------------------------------------------
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
    Guaranteed Period         Guaranteed Period         Guaranteed Period        Guaranteed Period         Guaranteed Period
Age   10 Yrs.   20 Yrs.     Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.   Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
11     $2.90    $2.89       26     $3.20    $3.19    41     $3.77   $3.71      56     $4.92    $4.59    71     $7.27    $5.42
12      2.91     2.91       27      3.22     3.21    42      3.82     3.76     57      5.03     4.66    72      7.48     5.45
13      2.93     2.92       28      3.25     3.24    43      3.88     3.81     58      5.15     4.73    73      7.68     5.46
14      2.94     2.94       29      3.28     3.27    44      3.94     3.86     59      5.27     4.80    74      7.88     5.48
15      2.96     2.96       30      3.31     3.30    45      4.00     3.91     60      5.40     4.87    75      8.08     5.49

16      2.98     2.97       31      3.34     3.33    46      4.07     3.97     61      5.53     4.94    76      8.27     5.50
17      3.00     2.99       32      3.38     3.36    47      4.14     4.02     62      5.68     5.00    77      8.46     5.50
18      3.01     3.01       33      3.41     3.39    48      4.21     4.08     63      5.83     5.07    78      8.63     5.51
19      3.03     3.03       34      3.45     3.43    49      4.28     4.14     64      5.98     5.13    79      8.79     5.51
20      3.05     3.05       35      3.49     3.46    50      4.36     4.20     65      6.15     5.18    80      8.94     5.51

21      3.08     3.07       36      3.53     3.50    51      4.44     4.26     66      6.32     5.24    81      9.07     5.51
22      3.10     3.09       37      3.57     3.54    52      4.53     4.32     67      6.50     5.28    82      9.18     5.51
23      3.12     3.11       38      3.62     3.58    53      4.62     4.39     68      6.68     5.33    83      9.28     5.51
24      3.14     3.14       39      3.67     3.62    54      4.71     4.46     69      6.88     5.36    84      9.36     5.51
25      3.17     3.16       40      3.72     3.67    55      4.81     4.52     70      7.07     5.40    85      9.42     5.51
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                 Female Designated Individual
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
    Guaranteed Period         Guaranteed Period         Guaranteed Period        Guaranteed Period         Guaranteed Period
Age   10 Yrs.   20 Yrs.     Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.   Age   10 Yrs.   20 Yrs.  Age   10 Yrs.   20 Yrs.
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
11     $2.83     $2.83      26     $3.08     $3.07   41     $3.54     $3.52    56     $4.51     $4.35   71     $6.73     $5.36
12      2.84      2.84      27      3.10      3.10   42      3.59      3.56    57      4.61      4.42   72      6.94      5.40
13      2.86      2.85      28      3.12      3.12   43      3.63      3.60    58      4.71      4.50   73      7.16      5.43
14      2.87      2.87      29      3.15      3.14   44      3.68      3.65    59      4.82      4.57   74      7.38      5.48
15      2.88      2.88      30      3.17      3.17   45      3.73      3.69    60      4.94      4.65   75      7.60      5.47

16      2.90      2.90      31      3.20      3.19   46      3.78      3.74    61      5.06      4.72   76      7.82      5.48
17      2.91      2.91      32      3.23      3.22   47      3.84      3.79    62      5.19      4.80   77      8.04      5.49
18      2.93      2.93      33      3.26      3.25   48      3.90      3.85    63      5.33      4.88   78      8.25      5.50
19      2.95      2.94      34      3.29      3.28   49      3.96      3.90    64      5.47      4.95   79      8.45      5.51
20      2.96      2.96      35      3.32      3.31   50      4.03      3.96    65      5.63      5.02   80      8.64      5.51

21      2.98      2.98      36      3.35      3.34   51      4.10      4.02    66      5.79      5.09   81      8.82      5.51
22      3.00      2.99      37      3.39      3.37   52      4.17      4.08    67      5.96      5.15   82      8.97      5.51
23      3.02      3.01      38      3.42      3.41   52      4.25      4.14    68      6.14      5.21   83      9.11      5.51
24      3.04      3.03      39      3.46      3.44   54      4.33      4.21    69      6.33      5.27   84      9.23      5.51
25      3.06      3.05      40      3.50      3.48   55      4.42      4.28    70      6.53      5.32   85      9.32      5.51
---------------------------------------------------------------------------------------------------------------------------------
Ages younger than 11 are the same as shown for age 11, and ages older than 85 are the same as shown for age 85.
---------------------------------------------------------------------------------------------------------------------------------




1-14411102
     PAGE 33




                                                    DEATH BENEFIT FACTORS
Insured's Attained Age   Death Benefit       Insured's Attained    Death Benefit       Insured's Attained    Death Benefit
                             Factor                  Age               Factor                  Age               Factor

     40 or less               2.50                  60                  1.30                  80                  1.05
         41                   2.43                  61                  1.28                  81                  1.05
         42                   2.36                  62                  1.26                  82                  1.05
         43                   2.29                  63                  1.24                  83                  1.05
         44                   2.22                  64                  1.22                  84                  1.05

         45                   2.15                  65                  1.20                  85                  1.05
         46                   2.09                  66                  1.19                  86                  1.05
         47                   2.03                  67                  1.18                  87                  1.05
         48                   1.97                  68                  1.17                  88                  1.05
         49                   1.91                  69                  1.16                  89                  1.05

         50                   1.85                  70                  1.15                  90                  1.05
         51                   1.78                  71                  1.13                  91                  1.04
         52                   1.71                  72                  1.11                  92                  1.03
         53                   1.64                  73                  1.09                  93                  1.02
         54                   1.57                  74                  1.07                  94                  1.01

         55                   1.50                  75                  1.05                  95                  1.00
         56                   1.46                  76                  1.05
         57                   1.42                  77                  1.05
         58                   1.38                  78                  1.05
         59                   1.34                  79                  1.05


                     FOR ALL ATTAINED AGES AFTER THOSE SHOWN, THE DEATH BENEFIT FACTOR IS 1.00








































                               1-14411102 PAGE 34
  Transamerica Occidental             Policy Form TRACC-VUL gpt
  Life Insurance Company              Individual Life Insurance
  4333 Edgewood Road N.E.
 Cedar Rapids, Iowa 52499
















                        Variable Universal Life Insurance
                            Flexible Premiums Payable
                        During Life of Insured up to the
                       Policy Anniversary Nearest Age 100
                      Subject to the Limitations Described
                            in the Premiums Provision

                    Death Benefit Payable at Death of Insured

                     Nonparticipating - No Annual Dividends
































                                   1-14411102

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                           INSURANCE ON CHILDREN RIDER

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this rider as a part of the policy to which it is attached.

If a child dies before becoming 25 years old and before the policy anniversary nearest age 65 of the insured, we will pay the amount of insurance shown for this rider in the Policy Data, subject to the provisions of this rider.

PAYMENT OF PROCEEDS -- Any proceeds payable under this rider because of the death of a child will be paid to the insured when we receive due proof of the death. However, upon request of the owner, any proceeds will be paid to a beneficiary other than the insured, but only if:

1. the beneficiary change is made in accordance with the How to Change a Beneficiary provision of the policy; and

2. the beneficiary change specifically states that it is applicable to insurance provided on a child under this rider.

Any proceeds may be applied under one of the Settlement Provisions of the policy.

DEFINITIONS -- In this rider:

     "Insured" means the insured under the policy to which this rider is attached.

     "Child" means: (1) any child named in the application for this rider who was born to the insured, or is a stepchild or legally adopted child of the insured, and who is at least 15 days old or becomes 15 days old, and who is not yet 19 years old on the date of the application, and (2) any child born to the insured, or a stepchild or child legally adopted by the insured, after the date of application for this rider, who is at least 15 days old or becomes 15 days old, and who is not yet 19 years of age.

PAID-UP TERM LIFE INSURANCE -- If the insured dies while this rider is in force, this rider automatically will be changed to non-participating paid-up term life insurance as then written by us. A policy on each child will provide the amount of insurance of this rider to that child's 25th birthday. The child will be the owner of each such policy.

If the insurance on a child becomes paid-up under the provisions of this rider, we will furnish the cash values of the paid-up insurance to the owner upon request.

CONVERSION -- Insurance under this rider may be converted to any plan of level premium whole life or endowment insurance as follows:

1. Insurance on a child may be converted, without providing evidence of insurability, to a new policy up to five times the amount of insurance provided on that child under this rider or $50,000, whichever is less, on the following dates: a. the child's 25th birthday, or the policy anniversary nearest age 65 of the insured, whichever comes first; or b. within 90 days after the child marries or receives a Baccalaureate degree or higher degree from a fully accredited college or university prior to the child's 25th birthday and prior to the policy anniversary nearest age 65 of the insured.

2. Insurance on a child may be converted at any other time prior to the child's 25th birthday and prior to the policy anniversary nearest age 65 of the insured. The face amount of the new policy may not be greater than the amount of insurance provided on that child under this rider.

3. Written request for conversion and payment of the required premium must be made to us before, or within 31 days after, the date allowed for conversion. The terminating insurance will not be in force during the 31-day period following the date allowed for conversion.

4. The face amount of each new policy may not be less than our published minimum for the plan selected. At least one plan will be available for conversion of $1,000 of insurance.

5. Each new policy will be effective on the date of conversion. The child will be the owner of the new policy.

6. The premium for each new policy will be based on our published rates for the plan selected at the time of conversion. We will use the age of the child insured on the date of conversion to determine this rate.

                              1-058 11-101 PAGE 1

7. The date of issue of all new policies issued under the Conversion Provision will be the date of issue of this rider. The Incontestability and Suicide periods in the new policies will continue from such dates of issue and will not start anew in the new policies. However, if there is an increase in the face amount over the amount of this rider, the increase will be subject to new incontestability and suicide periods.

AUTOMATIC TERMINATION -- This rider will automatically terminate:

1.   if any premium remains unpaid after the grace period;

2. a) when, in the case of flexible premium policies, the policy is surrendered or continued under the Paid-Up Life Non-Forfeiture Option, or

b) when, in the case of fixed premium policies, the policy is surrendered or continued under any non-forfeiture option; 3. if the policy becomes paid-up, matures or terminates; 4. on the policy anniversary nearest age 65 of the insured; or 5. at the death of the insured subject to the provisions for paid-up term life insurance.

Insurance on a child under this rider will automatically terminate on such child's 25th birthday or when all or part of such insurance is converted.

REINSTATEMENT -- In addition to the provisions of the policy relating to reinstatement, this rider may be reinstated only as to each child who provides proof of insurability satisfactory to us.

INCONTESTABILITY -- In applying the provisions of the policy relating to incontestability to this rider, the "date of issue" will be the date this rider is signed by us. Any paid-up term life insurance issued under this rider will be incontestable from its date of issue.

SUICIDE -- In applying the provision of the policy relating to suicide to this rider, the "date of issue" will be the date this rider is signed by us. If the insured dies by suicide and our liability is limited to the amount of the premiums paid, no insurance will be provided under the paid-up term life insurance provision of this rider. Instead, insurance on each child may be converted to any plan of whole life or endowment insurance then offered by us. Such conversion will be subject to the conversion provisions of this rider. The suicide provision of the policy will not apply to death of a child by suicide.

CONTINUATION -- If the policy, exclusive of riders, provides term insurance which is converted, this rider will be continued as a part of the new policy.

CANCELLATION -- Upon written request by the owner of the policy, this rider may be cancelled on any premium due date.

NO DIVIDENDS ARE PAYABLE -- This rider does not participate in our profits or surplus.

CONSIDERATION -- We have issued this rider in consideration of the application and payment of the premiums. A copy of the application is attached to the policy. In the case of flexible premium policies one-twelfth of the annual premium for the rider will be paid in the manner specified in the policy. In the case of fixed premium policies, the annual premium for this rider is shown in the Policy Data and is payable as provided by this policy. In either case, no premium for this rider will be payable after this rider terminates.

RIDER DATE -- The rider date of this rider will be the policy date of the policy unless a different rider date is shown here.

Signed for the Company at Los Angeles, California, and effective on the date the policy is issued unless a different effective date is shown here.

Executive Vice President, General Counsel                          President
       And Corporate Secretary

                              1-058 11-101 PAGE 2

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                             WAIVER PROVISION RIDER

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY has issued this rider as a part of the policy to which it is attached.

WAIVER BENEFIT -- We will waive each monthly deduction due immediately on or after age 10 of the insured during the insured's total disability. This deduction (referred to as "such deduction") is described in the Monthly Deductions provision of the policy. The waiver is subject to the provisions of this rider.

While monthly deductions are being waived under this benefit, premium payments are not required.

Any monthly deduction eligible for waiver under this rider that is taken before we approve a claim will be credited to the accumulation value of the policy. This credit will be treated as a new net premium. We will credit the accumulation value as of the date of notice of claim or the date at the end of the first six months of such disability, whichever is later. If that date is not a valuation date, we will credit the accumulation value on the next valuation date.

TOTAL DISABILITY -- Disability will be total when the insured becomes so disabled by injury or disease which first manifests itself after the date this rider is signed by us, as to be unable to perform substantially all of the material duties of any gainful work for which the insured is, or becomes, fitted by reason of education, training or experience. If the occupation of the insured is, or becomes, that of a student, then "any gainful work" will include going to school. The total loss of sight of both eyes, or of the use of both hands, both feet or one hand and one foot, will be presumed total disability while such total loss continues. Total disability is called "such disability" in this rider.

The beginning of such disability will be the beginning of the disability which totally disables the insured for not less than six months. In no event will such disability be considered to have begun more than one year before the date due proof of such disability is received by us.

AGE LIMITATIONS -- No waiver will be allowed under this rider during any period of disability before the insured's 10th birthday. If such disability continues beyond the 10th birthday, we will waive each such deduction due after that birthday and during such disability. No waiver will be allowed under this rider if such disability begins after the policy anniversary nearest age 60 of the insured.

EXCLUSION FROM COVERAGE -- No benefits will be allowed under this rider if such disability results directly or indirectly from:

1.       Intentionally self-inflicted injury.
2.       Participation in insurrection.
3.   War, declared or undeclared, or any act of war.

AUTOMATIC TERMINATION -- This rider will automatically terminate:

1.       If the policy is surrendered.
2.       If the policy lapses.
3. At the policy anniversary nearest age 60 of the insured, subject to any claims under this rider.

NOTICE AND PROOF OF DISABILITY -- Written notice of such disability must be given to us at our administrative office while the insured is living and while such disability continues. Failure to give such notice will not invalidate any claim if such notice was given as soon as was reasonably possible. Due proof of such disability must be given to us at our administrative office. Although proof of such disability may have been accepted by us as satisfactory, the insured must at any time, when we request it, furnish due proof of the continuance of such disability. At our option, such proof may include an examination of the insured by a medical examiner chosen by us. Such proof will not be required by us more than once each year after such disability has continued for two full years.

                              1-011 06-101 PAGE 1

RECOVERY FROM DISABILITY -- The benefits provided by this rider will end:

1. If the insured fails to give us any due proof, or refuses to submit to a requested medical examination.

2.   If the insured is no longer totally disabled.

CANCELLATION -- Upon written request by the owner, this rider may be cancelled on any monthly policy date.

NO DIVIDENDS ARE PAYABLE -- This rider does not participate in our profits or surplus.

CONSIDERATION -- We have issued this rider in consideration of the application and payment of the initial premium shown in the Policy Data. A copy of the application is attached to the policy. Monthly deductions for this rider are based on the rates shown in the Policy Data and are payable as provided in the policy, except that when this rider terminates, such monthly deductions will no longer be payable.

Signed for the Company at Los Angeles, California, on the date of issue of the policy unless a different date is shown here.

              Executive Vice President, General Counsel             President
                       And Corporate Secretary

                              1-011 06-101 PAGE 2

                  ACCELERATED DEATH BENEFIT OPTION ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as a part of policy number [OBJECT OMITTED] ("the policy").

NOTICE: BENEFITS ADVANCED UNDER THIS OPTION MAY BE TAXABLE. AS WITH ALL TAX MATTERS, THE OWNER SHOULD CONSULT A PERSONAL TAX ADVISOR TO ASSESS THE IMPACT OF THIS BENEFIT ON THE OWNER AND THE POLICY.

While the policy is in force, we will pay an Accelerated Death Benefit to you, upon your request, subject to all the provisions and limitations of this endorsement.

                                   DEFINITIONS

In this endorsement:

ACCELERATED DEATH BENEFIT is the amount we pay under this option.

ADMINISTRATIVE FEE is the $250.00 that will be charged at the time each Accelerated Death Benefit is paid.

EFFECTIVE DATE is the date we approve your written request to exercise this option.

IMMEDIATE FAMILY MEMBERS are members of either the Insured's or Owner's family who may be described as follows: spouse (includes common law spouse), children, stepchildren, parents, grandparents, grandchildren, brothers and sisters and their spouses (includes common law spouse).

INSURED means only the Insured covered under the policy and not any other individuals covered for additional riders or benefits.

PHYSICIAN is an individual, other than the Insured, the Owner, or Immediate Family Member, who is a doctor of medicine or osteopathy, licensed in the jurisdiction in which the advice is given or diagnosis is made and who is acting within the scope of that license.

POLICY BASIC DEATH BENEFIT means the death benefit provided by the policy, any policy layer, any Supplemental Adjustable Life Insurance Rider and any level term rider on the life of the Insured. It does not include any death benefit provided by any other riders or benefits attached to the policy.

POLICY CHARGES means any monthly deductions, any surrender charges or surrender penalties, or any other charges specified in the policy.

TERMINAL ILLNESS is a medical condition, resulting from bodily injury or disease, or both, and:

     -- which has been diagnosed by a Physician after the issue date of the policy; and,

     -- for which the diagnosis is supported by clinical, radiological, laboratory or other evidence of the medical condition which is satisfactory to us; and,

     -- which is not curable by any means available to the medical profession; and,

     -- which a Physician certifies is expected to result in death within 12 months of diagnosis and the certification is within 30 days of the Accelerated Death Benefit request.

"YOU" AND "YOUR" mean the Owner

                                   LIMITATIONS

1. The availability of this option is subject to all the terms of the policy, including contestability and suicide.

2. No benefit will be paid if Terminal Illness results from intentionally self-inflicted injury(ies) at any time.

3. At each request to exercise this option, there must be at least 2 years remaining from the Effective Date to the expiry or maturity date of each portion of the Policy Basic Death Benefit.

4.    The Owner may not exercise this option:

a) if required by law to use the Accelerated Death Benefit to meet the claims of creditors, whether in bankruptcy or otherwise, or

        b) if required by a government agency to use the Accelerated Death Benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement, or

        c) until there is only one surviving Joint Insured if the policy is a Joint and Last Survivor policy.

5. This option is not available if the maximum Accelerated Death Benefit has been paid.

6. The face amount of the policy on which this option is exercised must be at least $50,000 at the time of the first written request.

                              1-005 84-195 PAGE 1

                     AMOUNT OF THE ACCELERATED DEATH BENEFIT

1. The Owner can request an Accelerated Death Benefit payment in any amount subject to the following minimum and maximum. The minimum Accelerated Death Benefit allowed will be $10,000. The maximum Accelerated Death Benefit allowed for all policies combined covering the Insured issued by the Company will be the lesser of $250,000 or 75% of the combined Policy Basic Death Benefit for those policies as of the first Accelerated Death Benefit payment. If the first Accelerated Death Benefit payment is less than the maximum, then no more than the remaining balance of the maximum can be paid out later as an Accelerated Death Benefit.

2. If there is an outstanding loan on the policy, the Accelerated Death Benefit payment may be reduced to repay a prorata portion of the policy loan.

3. At the time we pay the Accelerated Death Benefit, if the policy is in the grace period, we will deduct any unpaid premium in accordance with the grace period provision in the policy.

4. The $250.00 Administrative Fee will be deducted from each Accelerated Death Benefit payment.

                                     PREMIUM

Premium billing and premium payment requirements will continue, subject to the adjustments described below.

          EFFECT OF THE ACCELERATED DEATH BENEFIT PAYMENT ON THE POLICY

After an Accelerated Death Benefit is paid, the policy and any riders and benefits will remain in force subject to the following adjustments:

1. The Policy Basic Death Benefit after payment of an Accelerated Death Benefit will equal the amount of the Policy Basic Death Benefit before the payment of the Accelerated Death Benefit minus the result of multiplying
      (a) by (b), where:

      (a) is the Accelerated Death Benefit; and

      (b) is 1 (one) plus an interest rate that is the greater of,

(i) the federal interest rate under Internal Revenue Code (IRC) section 846(c)(2), or

          (ii)  the policy loan effective interest rate.

2. The Policy Basic Death Benefit, and, if applicable, the policy's face amount, accumulation value, cash value, policy loan, and required premium will be adjusted as of the Effective Date. The adjustments to the Policy Basic Death Benefit will be made in the following order: (1) level term rider(s) on the Insured, if any, beginning with the most recent rider; (2) policy layer(s), if any, beginning with the most recent layer; and, (3) remaining portions of the Policy Basic Death Benefit. New Policy Charges and premiums will be based on the rates in effect for the policy's resulting face amount.

3. We will provide new policy data pages showing the reduced coverage amount resulting from the Accelerated Death Benefit payment.

                              EXERCISING THE OPTION

We must receive a written request to exercise this option at the Home Office or our designated Administrative Office within 30 days after the certification of diagnosis of the Terminal Illness, or as soon as reasonably possible. The request should include the name of the Insured, the policy number and, must be signed and dated by the Owner. If the policy has an irrevocable beneficiary, that person(s) must also sign the request. If the policy is assigned, we must receive a completed and signed release of assignment. If the policy was issued in a community property state, we may require your spouse to sign the request.

                            PROOF OF TERMINAL ILLNESS

We must receive written proof of the Insured's Terminal Illness before we make an Accelerated Death Benefit payment. This proof will consist of a Physician's certification acceptable to us. We may request additional medical information from the Physician submitting the certification or any Physician we consider qualified.

                              PHYSICAL EXAMINATION

While a claim is pending, we reserve the right to obtain a second medical opinion and to have the Insured examined at our expense.

                            TIME OF PAYMENT OF CLAIMS

After we receive satisfactory written proof of Terminal Illness, we will pay the Accelerated Death Benefit due.

                              1-005 84-195 PAGE 2

                                PAYMENT OF CLAIMS

If approved, the Accelerated Death Benefit will be paid in a lump sum to the Owner. If the Insured dies before payment is made, we will pay the entire death benefit of the policy to the Beneficiary in accordance with the policy provisions.

                                  LEGAL ACTIONS

No legal action may be brought to recover the payment requested under this option within 60 days after written proof of Terminal Illness has been given to us. No such action may be brought after 3 years from the time written proof of the Insured's Terminal Illness has been given to us.

                              LIVING BENEFIT RIDER

If the policy contains a Living Benefit Rider and there is a simultaneous request to exercise the Living Benefit and the Accelerated Death Benefit Option, the Living Benefit request will be processed first; the Accelerated Death Benefit Option request will be processed second and will be based on the adjusted policy values resulting after payment of the Living Benefit.

                                TAX QUALIFICATION

Any amount payable under this option is intended to qualify for federal income tax exclusion (to the maximum extent possible). To that end, the provisions of this endorsement and the policy to which it is attached are to be interpreted to ensure or maintain such tax qualification, notwithstanding any other provisions to the contrary. The Company reserves the right to amend this endorsement and the policy to which it is attached to reflect any clarifications that may be needed or are appropriate to maintain such qualification, or to conform this endorsement and the policy to which it is attached to any applicable changes in the tax qualification requirements. You will be sent a copy of any such amendment.

Signed for the Company at Los Angeles, California, on the date of issue of the policy unless a different date is shown here.

Executive Vice President, General Counsel                President
  And Corporate Secretary

                              1-005 84-195 PAGE 3

                                               ACCIDENT INDEMNITY RIDER

                                             BENEFIT FOR DEATH BY ACCIDENT

Transamerica Occidental Life Insurance Company has issued this rider as a part of the policy to which it is attached.

If the Insured dies as a result of accidental bodily injury, we will pay the accidental death benefit subject to all of the provisions of the policy and this rider.

In this rider accidental bodily injury means injury which results, directly and independently of all other causes, from an accident that occurs while this rider is in force, and which results in the Insured's death within 90 days from the date of the accident. We will have the right to examine the body of the Insured and to request an autopsy, unless prohibited by law.

AMOUNT PAYABLE -- The amount of the accidental death benefit is shown in the policy data. However, if an accidental death benefit becomes payable under this rider for accidental bodily injury sustained in an accident which occurs while the Insured is a fare-paying passenger in an aircraft, bus, train or other means of public conveyance while it is being operated by a licensed common carrier for passenger service, then the accidental death benefit will be twice the amount shown for this rider in the policy data.

EXCLUSIONS FROM COVERAGE -- No amount will be payable under this rider if the Insured's death results directly or indirectly from:

     1.  suicide or any attempted suicide, while sane or insane;
     2. any poison or gas voluntarily or involuntarily, accidentally or otherwise taken, administered, absorbed, or inhaled;
     3.  any bacterial infection except when caused by accidental bodily injury;
     4.  bodily or mental infirmity;
     5.  disease of any kind;
     6.  the commission of, or attempt to commit, an assault or felony;
     7. service, travel or flight in any kind of aircraft except as a passenger;
     8.  participation in insurrection; or
     9.  war, declared or undeclared, or any act of war.

CONTESTABILITY -- This rider will be contestable as long as it is in force.

CONTINUATION -- If the policy, exclusive of riders, provides term insurance which is converted, this rider will continue at the current premium as part of the new policy. However, if this policy is converted to a limited payment plan, this rider will continue at the premium charge used by us at the date of conversion for the limited payment plan selected and the class of risk of this rider.

AUTOMATIC TERMINATION -- This rider will automatically terminate:

     1. if any premium for this rider remains unpaid after the end of the grace period; or
     2.   a)   when,  in the case of flexible  premium  policies,  the policy is surrendered  or  continued  under the
               Paid-up Life Non-Forfeiture Option, or

          b) when, in the case of fixed premium policies, the policy is surrendered or continued under any non-forfeiture option; or
     3.        when the policy terminates or matures; or
     4.        at policy anniversary nearest age 70 of the Insured.

CANCELLATION -- Upon written request by the owner of the policy, this rider may be cancelled on any monthly anniversary.

NO DIVIDENDS ARE PAYABLE -- This rider does not participate in our profits or surplus.

CONSIDERATION -- We have issued this rider in consideration of the application and payment of the premiums. A copy of the application is attached to the policy. In the case of flexible premium policies one-twelfth of the annual premium for the rider will be deducted in the manner specified in the policy. In the case of fixed premium policies, the annual premium for this rider is shown in the policy data and is payable as provided by this policy. In either case, no premium will be payable when this rider terminates.

Signed for the Company at Los Angeles, California, on the date of issue of the policy unless a different date is shown here.

Executive Vice President, General Counsel                  President
 And Corporate Secretary

                                  1-032 11-284

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

               EXTRA SURRENDER PENALTY FREE WITHDRAWAL ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as part of the policy to which it is attached.

Wherever the term "Surrender Penalty Free Withdrawal" appears in the policy to which this endorsement is attached, it is also meant to include the term "Extra Surrender Penalty Free Withdrawal". There is only one exception; that is in the section of the policy titled "Surrender Penalty Free Withdrawal", "(a)". That calculation of the eligible amount for surrender without penalty will NOT include "Extra Surrender Penalty Free Withdrawals".

                                                      DEFINITIONS

In this endorsement:

EXTRA WITHDRAWAL means Extra Surrender Penalty Free Withdrawal.

WE means Transamerica Occidental Life Insurance Company.

WITHDRAWAL means Surrender Penalty Free Withdrawal.

YOU means the Owner.

This Extra Withdrawal may be taken in addition to the Withdrawal in the policy to which this endorsement is attached. If requested at the same time, the Extra Withdrawal will be processed first. Then, the Withdrawal will be processed based on the remaining accumulation value.

At any time after the first policy year, you may make an Extra Withdrawal without a partial surrender penalty; the limits are outlined below.

Your Extra Withdrawals may only be taken if we receive written proof that the Insured requires medical care for one of these conditions: heart attack; stroke; cancer (malignant tumor); renal failure; or major organ transplant. This proof will consist of a doctor's certification acceptable to us. We may request additional medical information from the doctor submitting the certification or any doctor we deem qualified. While a request is pending, we reserve the right to obtain a second medical opinion; we also reserve the right to have the Insured examined at our expense.

The minimum amount of an Extra Withdrawal is $100.

When you request an Extra Withdrawal, we will calculate the maximum amount eligible for surrender without a Company imposed penalty, as follows:

         1) 10% of the policy's current accumulation value as of the request date;

less     2)  the sum of all Extra Withdrawals since the last policy anniversary.

The total amount available from all Withdrawals, Extra Withdrawals and partial surrenders shall not exceed:

         1)   the current accumulation value as of the request date;

less     2)   any existing policy loans;

less     3)   the sum of three monthly deductions;

less     4)   the greater of $25 or the full surrender penalty.

                              1-005 11-196 PAGE 1

During any required premium period, the total amount available from all Withdrawals, Extra Withdrawals and partial surrenders also may not exceed:

         1)   the sum of all gross premiums paid;

less     2)   the sum of all required premiums since the policy date.

     (See # 2 of the Premiums provision in the policy.)

We will process an Extra Withdrawal for the eligible amount. The remainder, if any, of the amount you request will be processed first as a Withdrawal; any excess over that amount will be processed as a partial surrender.

We will deduct the amount withdrawn from the policy's accumulation value.

Signed for Transamerica Occidental Life Insurance Company at Los Angeles, California on the date of issue of this policy.

Executive Vice President, General Counsel                  President
 And Corporate Secretary

                              1-005 11-196 PAGE 2

                                             GUARANTEED INSURABILITY RIDER

Transamerica Occidental Life Insurance Company has issued this rider as a part of the policy to which it is attached.

Upon written application, we will issue additional insurance on the Insured on each option date, subject to the provisions of this rider. The maximum amount of additional insurance that we will issue on each option date is the "Maximum Amount Per Option" shown for this rider in the policy data.

OPTION DATES -- The policy anniversary nearest the date the Insured attains each age of 25, 28, 31, 34, 37, and 40 after the rider date of this rider will be a regular option date. The maximum number of such option dates will be the number of such anniversaries remaining at the date of this rider.

Alternate option dates will be:

1. The date the Insured is granted a baccalaureate or higher degree from a college or university fully accredited by the accrediting committee of the Regional Association for Schools and Colleges in which such college or university is located.

2.   The date of marriage of the Insured

3.   The date of birth of a child of the Insured.

4.   The date of the final order of adoption of a child by the Insured.

If additional insurance is issued on an alternate option date, then such alternate option date will replace one of the regular option dates so that the number of option dates on which additional insurance is available does not exceed the maximum number of option dates. Only one alternate option date is granted with respect to multiple births or adoptions at the same time.

DEFERMENT OF THE OPTION DATES -- If any option date occurs while the Insured is on active duty in the military, naval or air forces of any country, international organization or combination of countries or in any civilian non-combatant unit serving with such forces, such option date will be deferred to any date selected by the owner within one year after termination of active duty. A deferred option, however, will not be available beyond the policy anniversary nearest the Insured's age 40, or after this rider has terminated.

APPLICATION FOR ADDITIONAL INSURANCE -- The Insured must be living when the written application for the additional insurance is made by the owner of this policy. The application must be submitted and the initial minimum premium paid to us within 31 days, before or after, a regular option date, or within 3 months after an alternate option date. Any additional insurance will become effective on the option date only if the Insured is then living and only if all conditions of this rider are met.

The additional insurance applied for may be any plan of level premium, level face amount whole life or endowment insurance offered by us at the option date subject to the minimum face amount allowed by us for the plan selected. At least one plan will be available for issue of the maximum amount per option shown in the policy data. Any amount not purchased on an option date cannot be used to increase the amount available on a subsequent option date.

The new policy will not include an option for additional insurance.

WAIVER OF PREMIUM -- If this policy includes a waiver of premium benefit or a waiver provision rider and if the premium rate for the new policy is not greater than that for our non-participating whole life plan with premiums payable to at least age 95, a similar waiver benefit may be included in the new policy. The premium for such benefit will be at our published rate for the plan selected. We will use the Insured's age on the date the additional insurance is issued to determine this rate. The waiver benefit will be issued at the class of risk of this policy.

                              1-071 11-186 PAGE 1

PREMIUM RATES -- The premium for the new policy will be at our published rate at the time the additional insurance is issued. We will use the Insured's age on the date the new policy is issued to determine this rate. The new policy will be issued at the class of risk of this policy.

AUTOMATIC TERMINATION -- This rider will automatically terminate:

1. if any premium remains unpaid after the end of the grace period, unless premiums are being paid under an automatic premium payment provision or the automatic loan provision; or

2. a) when, in the case of flexible premium policies, the policy is surrendered or continued under the Paid-up Life Non-Forfeiture Option (if applicable), or

b) when, in the case of fixed premium policies, the policy is surrendered or continued under any non-forfeiture option; or

3.       if the policy matures or terminates; or

4. on policy anniversary nearest age 40 of the Insured, or when the maximum number of options have been exercised, whichever is sooner.

INCONTESTABILITY -- In applying the Incontestability provision of the policy to this rider, the "date of issue" will be the date this rider is signed by us.

CONTINUATION -- This rider may be continued on a new policy other than the one issued under this rider subject to the following rules: 1. The "maximum amount per option" must be less than or equal to the amount for this rider. 2. No additional option dates will become available because of the change in insurance. 3. The rates will be determined according to the original issue age for this policy.

CANCELLATION -- Upon written request by the owner of the policy, this rider may be cancelled on any premium due date.

NO DIVIDENDS ARE PAYABLE -- This rider does not participate in our profits or surplus.

CONSIDERATION -- We have issued this rider in consideration of the application and payment of the premiums. A copy of the application is attached to the policy. In the case of flexible premium policies one-twelfth of the annual premium for the rider will be paid in the manner specified in the policy. In the case of fixed premium policies, the annual premium for this rider is shown in the policy data and is payable as provided by this policy. In either case, no premium for this rider will be payable after this rider terminates.

RIDER DATE -- The rider date of this rider will be the policy date of the policy unless a different rider date is shown here.

Signed for the Company at Los Angeles, California, and effective on the date the policy is issued unless a different effective date is shown here.

Executive Vice President, General Counsel            President and CEO
   And Corporate Secretary











                              1-071 11-186 PAGE 2

                                            OPTION FOR ADDITIONAL INSURANCE
                                                      ENDORSEMENT

Transamerica Occidental Life Insurance Company has issued this endorsement as a part of the policy to which it is attached ("the policy"). There is no premium payable for this endorsement.

At the request of the Owner to exercise an option under this endorsement, we will issue additional insurance if all the following conditions are met:

1.   The option date must be the 1st, 2nd and/or 3rd policy anniversary.

2. The Owner must make a written request to exercise this option within 31 days before or after the chosen option date.

3. On the chosen option date, the policy must be in force and the Insured must then be living.

4.   The Minimum Initial Premium for the additional insurance must be paid.

5. If the monthly deductions for the policy are being waived under a disability benefit on an option date, this option will not be available.

6. The maximum amount of insurance available under this endorsement will be the lesser of:

     a.  The original face amount; or

     b.  $100,000

7. Exercising an option under this endorsement is available only on policies with issue ages 0 to 50.

General Provisions

1.   The new policy will be dated and effective on the chosen option date.

2. Subject to 4. Below, any part of the maximum amount of insurance under this endorsement will be available for issue on any of the option dates, but the total amount issued on all such dates may not exceed the maximum amount under this endorsement.

3. We will issue to the Owner a new policy of the same type as the policy for the additional insurance amount. The monthly deduction for the new policy shall be at our then-current rate for such insurance at the time this option is exercised. The new policy shall be issued at the class of risk of the policy at the Insured's attained age.

4. The face amount of the new policy may not be less than our published minimum for the insurance. The new policy shall not contain this endorsement.

5. The incontestability period in the new policy shall continue from the date of issue of the policy and will not start anew. This means that the new policy will be contestable for one year if this option is exercised on the first policy anniversary, but will not be contestable if this option is exercised on the 2nd and/or 3rd policy anniversary. The suicide period in the new policy, however, will start anew on the chosen option date.

6. Unless the Owner requests that it not be included, any waiver provision rider on the policy will also be included on the new policy. Any other riders on the policy will not automatically be on the new policy, but they will be added to the new policy provided the Insured gives us satisfactory evidence of insurability.

Signed for the Company at Los Angeles, California, on the date of issue of this policy.

        Executive Vice President, General Counsel       President
                 And Corporate Secretary

1-006 47-191

Request to exercise the Option for Additional Insurance:

I wish to exercise the Option for Additional Insurance for Policy No. .

I understand that the additional insurance will begin when the Minimum Initial Premium is paid. Please send the necessary application to:


Name


Street


City           State                                                Zip


Owner's Signature                         Date


Mail to Transamerica Occidental Life Insurance Company, Box 512101 Terminal Annex, Los Angeles, California 90051-9986, or to the agent from whom you purchased your insurance.

1-006 47-191

                  SUPPLEMENTAL ADJUSTABLE LIFE INSURANCE RIDER
                          (Supplemental Coverage Rider)


Transamerica Occidental Life Insurance Company has issued this rider as part of the policy to which it is attached.

                                ABOUT THIS RIDER

This rider provides a death benefit in addition to the basic coverage under the policy. While this rider is in force, and subject to the terms of the policy and this rider, we will pay the rider death benefit after we receive due proof that the insured's death occurred while the rider was in force. The rider death benefit will be payable to the same person, and in the same manner, as the death benefit under the policy.

                                   DEFINITIONS
In this rider:

     Age at Issue is the insured's age, as determined in the policy, on the rider date for the rider or, on the rider layer date for a rider layer.

     The Insured under this rider is the same as the insured under the policy.

     A Monthly Deduction for this rider is an amount we withdraw from the accumulation value of the base policy and the accumulation value of each layer as described in the Rider Monthly Deductions provision of this rider.

     Reinstate means to restore coverage after the policy and this rider have lapsed.

     A Rider Layer is coverage provided by an increase in the face amount of this rider.

     A Rider Layer Date is the effective date of coverage under a rider layer.

     We will use the Rider Date shown under the schedule of Additional Benefits for this rider in the Policy Data to determine the rider anniversaries and rider years.

     We will use the Rider Layer Date to determine the rider layer anniversaries and rider layer years for a particular layer.

                                  DEATH BENEFIT

The face amount of this rider is shown in the Policy Data. The rider death benefit consists of the difference between: (1) the death benefit generated by including the rider face amount and the face amount of any rider layers in the "face amount" in the calculations set forth in the Death Benefit Option provision in the policy; and (2) the death benefit that would be generated by excluding such amounts.














                              1-073 11-102 Page 1
                            RIDER MONTHLY DEDUCTIONS

Monthly Deduction -- The rider monthly deduction is the sum of the monthly deductions for this rider and for each rider layer.

The monthly deduction for the rider, if the rider is part of the base policy total amount, is equal to:

1.       The monthly deduction rate for the rider, times .001, multiplied by:

a. the net amount at risk for the base policy total amount on the applicable monthly deduction date, multiplied by:

b.   the ratio of the face amount of the rider to the base policy total amount.

plus

2.   The monthly expense charge per thousand for the rider.

The monthly deduction for the rider, if the rider is part of a layer total amount, is equal to:

1.       The monthly deduction rate for the rider, times .001, multiplied by:

a. the net amount at risk for the layer total amount on the applicable monthly deduction date, multiplied by:

     b.  the ratio of the face amount of the rider to the layer total amount.

plus

2.       The monthly expense charge per thousand for the rider.

The monthly deduction for a rider layer is equal to:

1.   The monthly deduction rate for the rider layer, times .001, multiplied by:

a. the net amount at risk for the layer total amount on the applicable monthly deduction date, multiplied by:

b.   the ratio of the face amount of the rider layer to the layer total amount.

plus

2.   The monthly expense charge per thousand for the rider layer.

We will determine the monthly deduction rate for the rider and each rider layer on each monthly policy date. The monthly deduction rate for the rider and each rider layer will depend on the insured's sex, the insured's class of risk as of the rider date or rider layer date, the number of years that the rider or rider layer has been in force and the insured's age at issue.

A table of guaranteed maximum monthly deduction rates for the rider and each rider layer will be shown in the Policy Data or in supplemental policy data pages. We may use rates lower than these guaranteed maximum monthly deduction rates. We will never use higher rates.











1-073 11-102 Page 2 Monthly Expense Charge Per Thousand -- For the rider, this charge is equal to the monthly expense charge per thousand for the rider, times
 .001, times the rider face amount. For a rider layer, this charge is equal to the monthly expense charge per thousand for the rider layer, times .001, times the rider layer face amount. The guaranteed maximum monthly expense charge per thousand for this rider or for each rider layer is shown in the Policy Data. Different monthly expense charges per thousand may apply to the rider and to each rider layer. We may assess lesser charges than the guaranteed maximum monthly expense charge. We will never assess a higher charge than the one shown.

                            CHANGING THE FACE AMOUNT

Decreasing the Face Amount -- The rider or rider layer face amounts may be decreased in accordance with the Decreasing the Face Amount provisions of the policy.

1. ___ Any decrease of the face amount of this rider or a rider layer may cause a change in the monthly expense charge per thousand and the maximum monthly expense charge per thousand to be charged for the rider or rider layer.

2. ___ A surrender penalty will apply on the amount of the face amount reduction allocated to this rider during the first 16 rider years or to a rider layer during the first 16 rider layer years. Surrender penalties will be determined as set forth in the Decreasing the Face Amount provisions of the policy. There are Tables of Surrender Penalty Factors for this rider in the Policy Data. We will use the factors in the table to determine the surrender penalty we will apply. There is no surrender penalty after 16 rider or rider layer years.

3. ___ The face amount decrease will be applied such that the ratio of basic and supplemental coverage segments on any remaining layer total amount or base policy total amount after the decrease will be the same as before the decrease.

4. ___ We will issue new policy data pages showing the new rider face amount and any new rider layer face amounts. After the decrease: (a) the monthly expense charge per thousand for this rider or for a rider layer will be based on the new total face amount of the policy; and (b) any future surrender penalties for this rider (or any rider layer) will be based on the new face amount of this rider (or the rider layer).

Effect of a Face Amount Decrease -- If the face amount of this rider or a rider layer is decreased during the no-lapse period for the policy, the monthly no-lapse premiums on the policy will be recalculated for the remainder of the no-lapse period. The no lapse period will not be extended. The decrease in the face amount of this policy may cause a change in the monthly expense charge per thousand to be charged.

Increasing the Face Amount -- If you increase the total face amount of the policy, a new layer will be added to the policy. Subject to our rules, you may allocate a portion of the increase to a new rider layer.

The new rider layer will have its own surrender penalty period for 16 years, beginning on the rider layer date. The monthly deduction for the new layer will take into account the total face amount of the policy, the insured's sex, the insured's class of risk as of the rider layer date, the insured's age on the rider layer date and the how long the rider layer has been in force.

We will issue new policy data pages showing the face amount of the new rider layer. After the increase, the monthly expense charge per thousand for the rider and any rider layers will be based on the new total face amount of the policy, including the rider and any rider layers.

Effect of a Face Amount Increase -- If the face amount of this rider or a rider layer is increased during the no-lapse period for the policy, the monthly no-lapse premiums on the policy will be recalculated for the remainder of the no-lapse period. The no-lapse period for the policy will not be extended. The increase in the face amount of the policy may cause a change in the monthly expense charge per thousand.







                              1-073 11-102 Page 3
                       SURRENDERS AND SURRENDER PENALTIES

A partial surrender or a surrender penalty free withdrawal under the Partial Surrender provisions of the policy may result in a reduction in the face amount of the rider or of a rider layer, as provided in those policy provisions.

1. ___ If a partial withdrawal results in a reduction in the base policy total amount or any layer total amount, the reduction will be applied so that, for any remaining base policy total amount or any remaining layer total amount, the ratio of basic coverage to supplemental coverage will be the same as before the reduction.

2. ___ During the first 16 rider or rider layer years, a proportionate surrender penalty will be assessed on any surrender amount that is attributable to this rider or to a rider layer. Surrender penalties will be determined as set forth in the Partial Surrender provisions of the policy. There are Tables of Surrender Penalty Factors for this rider in the Policy Data. We will use the factors in the table to determine the surrender penalty we will apply. There is no surrender penalty after 16 rider or rider layer years.

A full surrender of the policy under the Nonforfeiture Option of the policy will result in a surrender penalty being assessed on any surrender amount that is attributable to this rider during the first 16 rider years, or to a rider layer during the first 16 rider layer years.

To calculate the surrender penalty for the rider, find the surrender factor for the current rider year. Multiply this factor by the number of thousands of rider face amount. This is the surrender penalty for the rider. There is no surrender penalty for the rider after the first 16 rider years.

To calculate the surrender penalty for a rider layer, find the surrender factor for the current rider layer year. Multiply this factor by the number of thousands of rider layer face amount. This is the surrender penalty for the rider layer. There is no surrender penalty for a rider layer after 16 rider layer years.

There are Tables of Surrender Penalty Factors for this rider in the Policy Data. We will use the factors in the table to determine the surrender penalty we will apply. There is no surrender penalty after 16 rider or rider layer years.

                           Guaranteed Exchange Option

In addition to the conditions in Guaranteed Exchange Option provisions of the policy, the following conditions will also apply.

If this policy includes any supplemental coverage under this rider and the new policy allows for a supplemental coverage rider, the minimum initial premium for the new policy will be determined with reference to the required annual premiums for the basic coverage and for the supplemental coverage under the new policy.

If this policy includes any supplemental coverage under this rider and the new policy also allows for a supplemental coverage rider, the surrender penalty period offset under the new policy will be determined with reference to the surrender penalty periods for the basic coverage and for the supplemental coverage under this policy.

                               GENERAL PROVISIONS

Incontestability of the Rider -- Except for fraud or nonpayment of premiums, this rider will be incontestable after it has been in force during the insured's lifetime for two years from the issue date of this rider.

If you request an increase in the face amount of this rider, this incontestability provision will start anew, beginning on the rider layer date, but an extension of the original period of contestability will be applicable only to the face amount of that rider layer.






Amount We Pay is Limited in the Event of Suicide -- If the insured dies by suicide, while sane or insane, within two years from the issue date of this rider, we will be liable only for the amount of premiums paid for this rider.

If you request an increase in the face amount of this rider, this suicide provision will start anew, beginning on the rider layer date, but any extension of the original exclusion period will be applicable only to the face amount of that rider layer.

Misstatement of Age or Sex in the Application -- If there is a misstatement of the insured's age or sex in the application, we will adjust the excess of:

1. the portion of the policy's death benefit that is attributable to this rider over
2. the portion of the policy's accumulation value that is attributable to this rider to that which would be purchased by the most recent monthly deduction at the correct age or sex.

Termination of Insurance -- This rider will terminate when the policy terminates. If the rider is issued with a rider date that is the same as a layer date, the rider will terminate when the layer total amount is reduced to zero.

Reinstatement -- This rider is subject to the Reinstatement provision of the policy. When reinstated, the face amount of this rider or any rider layer will be the same as at the time of lapse.

No Cash Value or Dividends -- There is no cash value solely attributable to this rider. This rider does not participate in our profits or surplus.

Consideration -- We have issued this rider in consideration of the application and payment of the initial monthly deduction for this rider. A copy of the application is attached to the policy.


Signed for the Company at Cedar Rapids, Iowa and effective on the date the rider is issued, unless a different date is shown here.



              Executive Vice President, General Counsel           President
                       And Corporate Secretary


























                              1-073 11-102 PAGE 5

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                        EXTENDED NO-LAPSE GUARANTEE RIDER


Transamerica Occidental Life Insurance Company has issued this rider as part of the policy to which it is attached.

                                ABOUT THIS RIDER

Extended No-Lapse Guarantee -- This rider provides an extended no-lapse guarantee for the policy to which it is attached. It may extend the length of any similar guarantee in the policy, but does not provide a higher amount of coverage. In the event of a conflict between this rider and the policy, the terms of this rider will apply.

The extended no-lapse period and the monthly extended no-lapse premium amount are shown in the Policy Data. If you pay the monthly extended no-lapse premium each month during the extended no-lapse period, this rider will prevent the policy from going into default due to the monthly deductions exceeding the net cash value on a monthly policy date.

The extended no-lapse guarantee will not prevent the policy from going into default because the policy debt exceeds the accumulation value as described in the Default provision of the policy.

Cumulative Premium Requirement -- To keep this rider in force, you must meet the following cumulative premium requirement:

On the policy date and on each succeeding monthly policy date, the cumulative premiums paid must equal or exceed the sum of the monthly extended no-lapse guarantee premiums to that date.

Cumulative premiums are:

o        the sum of premiums paid, less
o        any policy debt as of the monthly policy date, less
o any partial withdrawals taken or premiums refunded on or before the monthly policy date.

If on the policy date or any succeeding monthly policy date you do not satisfy the cumulative premium requirement, this rider will terminate as of that date.

                                   DEFINITIONS

Extended No-Lapse Period is the total number of months during which timely payment of the monthly extended no-lapse premium may prevent the policy from going into default. This period is shown in the Policy Data. This period begins on the policy date.

Monthly Extended No-Lapse Premium is the minimum amount of premium that you must pay for the policy each month during the extended no-lapse period to keep this rider in effect. The initial amount of the monthly extended no-lapse premium is shown in the Policy Data. The monthly extended no-lapse premium will be adjusted to reflect partial withdrawals, policy debt and premium refunds. You may pay all or any part of this premium in advance, subject to the Premium Limitations provision of the policy. The monthly extended no-lapse premium is not a separate premium for this rider. Monthly deductions for this rider are described below.

If the policy contains a Waiver Provision Rider and a disability claim is approved during the extended no-lapse period and while this rider is in force, the monthly extended no-lapse premium will be waived for the length of time that the policy is on waiver. Any waiver of a monthly extended no-lapse premium is subject to the terms of this rider. The extended no-lapse period will not be extended.




 During the extended no-lapse period, the monthly extended no-lapse premium will change if any of the following changes occur on the policy:

1.       We agree to an increase in the face amount;

2.       We agree to a decrease in the face amount;

3. There is a decrease in the face amount of insurance due to a partial withdrawal;

4.       We agree to add, terminate or change a rider; or

5. There is a change in the underwriting classification of the insured, including smoker or non-smoker status and applicable extra ratings.

We will adjust the monthly extended no-lapse premium prospectively beginning with the date of change. The extended no-lapse guarantee period will not be extended.

                               NO-LAPSE PROVISIONS

In order for this rider to prevent a default, it must be in force and you must ___ satisfy the cumulative premium requirement of this rider.

If the extended no-lapse guarantee causes the policy not to be in default, the following will apply:

1.   Provided   you   continue   to  satisfy   the
     cumulative  premium  requirement,  the  death
     benefit  under the policy will be  maintained
     under this  rider  until the  monthly  policy
     date  when the net  cash  value  exceeds  the
     monthly  deductions then due or until the end
     of the extended  no-lapse  period,  whichever
     is  earlier.  If the death  benefit  is being
     maintained  under  this  rider on the  policy
     anniversary   nearest   age   100,   it  will
     continue   to   be   maintained   thereafter,
     subject  to  the  other   provisions  of  the
     policy.

2.   All  other  riders  except  any  Supplemental
     Adjustable   Life  Insurance  Rider  and  any
     Waiver Provision Rider will terminate.

3. We will continue to take monthly deductions for the policy from the accumulation value even while the death benefit is being maintained under this rider. As a result, the accumulation value and the net cash value could fall below zero. In that case, net premiums will be applied first toward extinguishing such negative amounts.

4. The policy may still go into default if the policy debt ever exceeds the accumulation value.

                             RIDER MONTHLY DEDUCTION

The rider monthly deduction is a monthly charge for each $1,000 of the face amount of the policy to which this rider is attached. The face amount of the policy includes the face amount of the base policy, each layer, any Supplemental Adjustable Life Insurance Rider and each rider layer under a Supplemental Adjustable Life Insurance Rider. The rider monthly deduction is taken monthly as part of the monthly deduction for the policy. The rider monthly deduction is determined by us, and is subject to change. It will never be higher than the guaranteed maximum monthly deduction rate shown in the Policy Data.

                              AUTOMATIC TERMINATION

This rider will terminate on the occurrence of the first of the following:

o        Termination of the policy for any reason;
o ________ Failure to meet the cumulative premium requirements on a monthly policy date; o Change of the death benefit option on the policy from Option 1 to any other option; or o The end of the extended no-lapse guarantee period.




                              1-072 11-102 Page 2
                                  REINSTATEMENT

If this rider terminates solely due to the cumulative premium requirement not being met, you may reinstate this rider within 30 days of the termination date.

To reinstate the rider, you must, within 30 days of the termination date:

1.   Request reinstatement of the rider in writing.
2.   Pay us the premium necessary to reinstate the rider.

The premium necessary to reinstate the rider is equal to A plus B where:

A ____ is the amount necessary to satisfy the cumulative premium requirement as of the date of termination; and B is an amount equal to two times the monthly extended no-lapse premium.

Reinstatement of this rider will be subject to all other provisions of this rider.

                                  Cancellation

Upon written request by the owner, this rider may be cancelled. Cancellation will be effective on the monthly policy date following the date we receive your written request to cancel the rider.

                            No Dividends are Payable

This rider does not participate in our profits or surplus.

                                  Consideration

We have issued this rider in consideration of the application and payment of the initial premium shown in the Policy Data. A copy of the application is attached to the policy.


Signed for Transamerica Occidental Life Insurance Company at Cedar Rapids, Iowa, and effective on the date of issue of the policy to which this rider is attached.



              Executive Vice President, General Counsel      President
                       And Corporate Secretary

























                              1-072 11-102 Page 3